                                   SECURITIES AND EXCHANGE COMMISSION
                                         Washington, D.C.  20549


                                              FORM 8-K/A-1


                                             CURRENT REPORT
                                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                                     SECURITIES EXCHANGE ACT OF 1934



                    Date of Report
          (Date of Earliest Event Reported):               December 17, 1998



                       SECURITY NATIONAL FINANCIAL CORPORATION
              (Exact name of registrant as specified in this Charter)



         Utah                    0-9341               87-0345941
----------------------------  ----------------      ---------------
(State or other jurisdiction  (Commission File       (IRS Employer
 of incorporation)               Number)            Identification No.)



5300 South 360 West, Suite 310   Salt Lake City, Utah          84123
-----------------------------------------------------        -----------
(Address of principal executive offices)                     (Zip Code)



          Registrant's Telephone Number,
          Including Area Code:                              (801) 264-1060
                                                            ---------------



                                       Does Not Apply
         (Former name or former address, if changed since last report)

ITEM 2.  Acquisition of Consolidare Enterprises, Inc.

On December 17, 1998, Security National Financial Corporation (the "Company") completed the acquisition of Consolidare Enterprises, Inc., a Florida corporation ("Consolidare") pursuant to the terms of the Acquisition Agreement which the Company entered into on April 17, 1998 with Consolidare and certain shareholders of Consolidare for the purchase of all of the outstanding shares of common stock of Consolidare. Consolidare owns approximately 57.4% of the outstanding shares of common stock of Southern Security Life Insurance Company, a Florida corporation ("SSLIC"), and all of the outstanding shares of stock of Insuradyne Corp., a Florida corporation ("Insuradyne"). SSLIC is a Florida domiciled insurance company with total assets of approximately $82.1 million. SSLIC is currently licensed to transact business in 14 states. SSLIC's total revenues for the year ended December 31, 1997 were $11,695,756. SSLIC had a net income of $195,000 for fiscal 1997.

As consideration for the purchase of the shares of Consolidare, the Company paid to the stockholders of Consolidare at closing an aggregate of $12,248,194. In order to pay the purchase consideration, the Company obtained $6,250,000 from bank financing, with the balance of $5,998,194 obtained from funds then currently held by the Company. In addition to the purchase consideration, the Company to cause SSLIC to pay, on the closing date, $1,050,000 to George Pihakis, the President and Chief Executive Officer of SSLIC prior to closing, as a lump sum settlement of the executive compensation agreement between SSLIC and Mr. Pihakis.

Following the closing of the Acquisition Agreement, SSLIC
Holding Company, a Utah corporation and a newly formed wholly-owned subsidiary of Security National Life Insurance Company, was merged into Consolidare with Consolidare the surviving corporation pursuant to the terms of the Agreement and Plan of Merger dated December 17, 1998 between Consolidare and SSLIC Holding Company. As a result of the merger, Consolidare became a wholly-owned subsidiary of Security National Life Insurance Company and continues to own 57.4% of the outstanding shares of common stock of SSLIC.

In connection with the acquisition of Consolidare, the Company entered into an Administrative Services Agreement dated December 17, 1998 with SSLIC. Under the terms of the agreement, the Company has agreed to provide SSLIC with certain defined administrative and financial services, including accounting services, financial reports and statements, actuarial, policyholder services, underwriting, data processing, legal, building management, marketing advisory services and investment services. In consideration for the services to be provided by the Company, SSLIC shall pay the Company an administrative services fee of $250,000 per month, provided, however, that such fee shall be reduced to zero for so long as the capital and surplus of SSLIC is less than or equal to $6,000,000, unless SSLIC and the Company otherwise agree in writing and such agreement is approved by the Florida Department of Insurance.

The administrative services fee may be increased, beginning on January 1, 2001, to reflect increases in the Consumer Price Index, over the index amount as of January 1, 2000. The Administrative Services Agreement shall remain in effect for an initial term expiring on December 16, 2003. The term of the agreement may be automatically extended for additional one-year terms unless either the Company or SSLIC shall deliver a written notice on or before September 30 of any year stating to the other its desire not to extend the term of the agreement. However, in no event can the agreement be terminated prior to December 16, 2003.

On December 28, 1998, Capitol Indemnity Corporation, a shareholder of SSLIC, filed a Notice of Appeal with the Florida District Court of Appeal for the First District (Capitol Indemnity Corporation vs. State of Florida, Department of Insurance, Case No. 24318-98-C), appealing the final order entered by the Florida Department of Insurance (the "Department") on November 25, 1998, which approved the Company"s acquisition of Consolidare. Capitol Indemnity Corporation and another SSLIC shareholder had previously taken exceptions to the acquisition application which the Company had filed with the Department on May 20, 1998. Following a hearing before the Hearing Examiner for the Department with respect to the exceptions, the Department issued a final order approving the application. The Company believes there is no basis to the appeal of the Department's final order by Capitol Indemnity Corporation.

ITEM 7.  Financial Statements and Exhibits.

          (a) The following consolidated financial statements of Consolidare and subsidiaries are included herein:

                    Independent Auditors' Reports

                    Balance Sheets as of December 31, 1997 and 1996

                    Statements of Income for the years ended December 31, 1997, 1996 and 1995

                    Statements of Shareholders' Equity for the years ended December 31, 1997, 1996 and 1995

                    Statements of Cash Flows for the years ended
                    December 31, 1997, 1996 and 1995

                    Notes to Financial Statements

                    Condensed Balance Sheet as of September 30, 1998
                    (unaudited)

                    Condensed Statements of Income for the nine months ended September 30, 1998 and 1997 (unaudited)

                    Condensed Statements of Shareholders' Equity for the nine months ended September 30, 1998 (unaudited)

                    Condensed Statements of Cash Flows for the nine months ended September 30, 1998 and 1997 (unaudited)

                    Notes to Condensed Interim Financial Statements
                    (unaudited)

         (b)  The following pro forma statements of Security
          National Financial Corporation are included herein:

                    Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 (unaudited)

                    Pro Forma Condensed Consolidated Statement of Income for the nine months ended September 30, 1998
                    (unaudited)

                    Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1997 (unaudited)

                    Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

          (c)  Exhibits

               10.1.  Acquisition Agreement among Security National
Financial Corporation, Consolidare Enterprises, Inc. and certain shareholders of Consolidare (including related exhibits).*

               10.2.    Agreement and Plan of Merger between
Consolidare Enterprises, Inc. and SSLIC Holding Company.**

               10.3.    Administrative Services Agreement between
Security National Financial Corporation and Southern Security
Life Insurance Company.

               27.    Financial Data Schedule for the periods December 31,
1997, 1996 and 1995 included herewith.

       * Incorporated by reference from Report on Form 8-K, as filed on May 11, 1998.

       ** Incorporated by reference from Report on Form 8-K, as filed on January 4, 1999.


                               SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        SECURITY NATIONAL FINANCIAL CORPORATION
                                    (Registrant)


Date: March 4, 1999                       By:  Scott M. Quist
                                               First Vice President,
                                               General Counsel and Treasurer


                             Exhibit Index

                      Current Report on Form 8-K

               SECURITY NATIONAL FINANCIAL CORPORATION

Exhibit No.
          10.1      Acquisition Agreement among Security National
Financial Corporation, Consolidare Enterprises, Inc., and certain shareholders of Consolidare (including related exhibits).*

          10.2      Agreement and Plan of Merger between Consolidare
Enterprises, Inc., and SSLIC Holding Company.**

          10.3.     Administrative Services Agreement between Security
National Financial Corporation and Southern Security Life
Insurance Company.

          27.  Financial Data Schedule for the periods December 31,
1997, 1996 and 1995 included herewith.

          *Incorporated by reference from Report on Form 8-K, as filed on May 11, 1998.

          **Incorporated by reference from Report on Form 8-K, as filed on January 4, 1999.



                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 September 30, 1998
                                   (In Thousands)

ASSETS
Investments:
Fixed maturities held to maturity
at amortized costs (fair value
   $6,627,107)                                        $  6,436
Securities available for sale,
   at fair value
   Fixed maturities (cost of $31,492,707)
   Equity securities                                     32,702
   (cost of $202,422)                                       202
Policy and student loans                                  8,184

  TOTAL INVESTMENTS                                      47,524

Cash                                                      8,372
Accrued investment income                                   920
Policyholder account balances on
   deposit with reinsurer                                 8,533
Other receivables                                         1,889
Deferred policy acquisition costs                        13,389
Property and equipment - at cost,
   less accumulated depreciation                          2,621

   TOTAL ASSETS                                        $ 83,248

See notes to financial statements



                             CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                           September 30, 1998
                                             (In Thousands)

LIABILITIES AND
   SHAREHOLDERS' EQUITY
LIABILITIES
Future policy benefits and policyholder
   account balances                                          $54,357
Unearned premiums                                              6,487
Other policy claims and benefits payable                         718
Funds held in reinsurance with reinsurer                       1,397
Deferred income taxes                                            883
Other liabilities                                              1,633
Convertible subordinated debentures                            1,875
                                                           ---------
   TOTAL LIABILITIES                                          67,350

Minority interest                                              6,499

Net excess of underlying equity in
   net assets of subsidiaries over cost                          343

SHAREHOLDERS' EQUITY

Common stock, $.25 par value:
   Authorized - 5,850,000 shares
   issued and outstanding- 3,961,340
   shares                                                        990
Additional paid-in capital                                     3,342
Unrealized appreciation of securities                            309
Retained earnings                                              4,888
Common stock held in treasury at cost
   (578,196 shares)                                             (473)
   Total stockholders' equity                                  9,056
                                                             -------
Total liabilities and stockholders'equity                    $83,248



See notes to financial statements.


                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                        Nine Months Ending September 30,
                                (In Thousands)


                                                        1998          1997
REVENUES
   Premium, policy charges,
        net of reinsurance                            $ 5,807       $ 6,036
   Net investment income                                2,806         2,692
   Realized gains on investments                          414           430
                                                        9,027         9,158

BENEFITS, LOSSES, and EXPENSES
   Benefits, claims and losses                          3,692         3,469
   Underwriting, acquisition, and
        insurance expenses                              4,981         5,920
                                                        8,673         9,389

INCOME (LOSS) BEFORE FEDERAL INCOME TAXES                 354          (231)

   Federal income taxes (benefit)                         125          (244)

INCOME BEFORE MINORITY INTEREST                           229            13

Minority Interest                                         125            27

NET INCOME (LOSS)                                        $104          $(14)


See notes to financial statements.


                  CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                   (UNAUDITED)
                                 (In Thousands)



                               Balance at              Increase in   Balance at
                                12/31/97   Net Income  Market Value   09/30/98
Common Stock                     $  990    $           $              $  990

Additional paid-in
   Capital                        3,342                                3,342

Unrealized Appreciation
   in Securities                    153                   156            309

Retained Earnings                 4,784        104                     4,888
Treasury Shares                    (473)                                (473)

Total Shareholders'
   Equity                     $   8,796    $    104       $    156  $  9,056

See notes to financial statements.



             CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                          Nine Months Ending September 30,
                                  (In Thousands)

                                                     1998             1997
Cash flows provided by (used in)
   operating activities:
   Net income (loss)                               $   104          $   (14)
   Adjustments to reconcile net income
       to net cash provided by operating activities:
     Net realized gains on sale of investments        (414)            (430)
     Depreciation                                      218              109
     Deferred income taxes                             125             (244)
     Amortization of deferred policy
       acquisition costs                             2,088            2,741
       Acquisition costs deferred                   (1,020)          (1,437)
       Minority interest in net income
         of subsidiary                                 125               27
        Changes in operating assets and liabilities:
        Increase in accrued investment income         (283)            (367)
        Increase in future policy benefits
          and policyholder account balances          2,252            1,655
        Decrease in unearned premium                  (622)            (806)
        (Decrease) increase in other
          assets and liabilities                       (29)             149

   Net cash provided by (used in)
     operating activities                            2,544            1,383

Cash flows from Investing Activities

Purchase of investments                             (6,783)         (32,560)
   Sales or maturities of investments               11,245           32,577
   Net change in policy and student loans             (239)            (261)
   Acquisition of property and equipment               (69)             (13)

   Net cash provided by (used in)
      investing activities                           4,154             (257)

                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           Nine Months Ending September 30,
                                  (In Thousands)

                                                  1998          1997
   Cash flows from financing activities
   Receipt from universal life and annuities     2,070         1,916
   Return of policyholder account balances
      for universal life and annuities          (3,480)       (2,809)

   Net cash used in financing activities        (1,410)         (893)

   Net increase in cash                          5,288           233

   Cash at beginning of year                     3,084           957

   Cash at end of year                        $  8,372       $ 1,190



See notes to financial statements

NOTES TO UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

Note 1) Consolidare Enterprises, Inc., (the Company) is a holding company for its subsidiaries, Southern Security Life Insurance Company, ("Southern Security") and Insuradyne. The primary business activities are the marketing, underwriting and servicing of life insurance products through Southern Security and Insuradyne. The accompanying unaudited interim financial statements for the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However these financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. The operating results are not indicative of the results which might be expected for a twelve month period. Footnote disclosures which would substantially duplicate the footnotes included in the 1997 audited consolidated financial statements have been omitted. Please refer to the footnotes of the 1997 consolidated financial statements included elsewhere herein.

Note 2) On December 17, 1998, Security National Financial Corporation (Security National) purchased all of the outstanding shares of common stock of the Company. As consideration for the purchase of the shares of the Company, Security National, paid to the stockholders of the Company at closing an aggregate of $12,248,194. In order to pay the purchase consideration, Security National obtained $6,250,000 from bank financing, with the balance of $5,998,194 obtained from funds then currently held by the Company. In addition to the purchase consideration, Security National to cause Southern Security to pay, on the closing date, $1,050,000 to George Pihakis, the President and Chief Executive Officer of Southern Security prior to closing, as a lump sum settlement of the executive compensation agreement between Southern Security and Mr. Pihakis.

Following the closing of the Acquisition Agreement, SSLIC Holding Company, a Utah corporation and a newly formed wholly-owned subsidiary of Security National Life Insurance Company was merged into the Company with the Company being the surviving corporation pursuant to the terms of the Agreement and Plan of Merger dated December 17, 1998 between the Company and SSLIC Holding Company. As a result of the merger, the Company became a wholly-owned subsidiary of Security National Life Insurance Company and continues to own 57.4% of the outstanding shares of common stock of Southern Security.

Item 7 (b) Pro Forma Financial Information

The accompanying unaudited pro forma condensed consolidated financial statements give effect to the acquisition of the Company by Security National. The adjustments to the pro forma condensed consolidated balance sheet assume that the acquisition took place on September 30, 1998, while the adjustments to the pro forma condensed consolidated statements of income assume that the acquisition was consummated on the first day of the year ended December 31, 1997. The pro forma adjustments and the assumptions on which they are based are described in the accompanying notes to pro forma condensed consolidated financial statements.
Item 7 (b) Pro Forma Financial Information (Continued)

The pro forma information for Security National is taken from the Form 10-Q and Form 10-K as filed with the Securities and Exchange Commission for the third quarter ended September 30, 1998 and year ended December 31, 1997. The pro forma information for the Company is obtained from the financial statements presented elsewhere in this Form 8-K filing. The pro forma condensed consolidated financial statements are presented for illustrative purposes only and should be read in conjunction with the financial statements referred to in the two preceding sentences.

The pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the acquisition had been in effect as of and for the period presented or that may be achieved in periods subsequent to the acquisition.


              SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
      Pro Forma condensed Consolidated Balance Sheet as of September 30, 1998
                                   (Unaudited)
                                  (In Thousands)

                          Security
                          National       Consolidare
                          Financial      Enterprises    Pro Forma   Pro Forma
                         Corporation        Inc.       Adjustments  Consolidated
Fixed maturities held
   to maturity
   at amortized cost     $ 42,718        $  6,436       $   191 (b) $   49,345
Securities available
  for sale at market        4,587          32,904                       37,491
Mortgage loans             10,321                                       10,321
Real Estate                 7,974                                        7,974
Other invested assets       9,747           8,284                       18,031
                        ---------        --------      --------       --------
Total investments          75,347          47,624           191        123,162
Cash                        1,065           8,272        (5,998) (a)     2,289
                                                         (1,050) (g)
Receivables, net           26,575          10,421                       36,996
Land and improvements       8,544                                        8,544
Deferred acquisition
   costs and cost of        7,845         13,390          14,911 (c)    22,756
   insurance acquired                                    (13,390)(c)
Property, plant and
  equipment, net            6,988          2,621                         9,609
Other assets                3,263            920                         4,183
                          -------        -------        ---------      -------
   Total assets          $129,627       $ 83,248        $ (5,336)     $207,539
                         ========       ========        ========      ========
Policyholder
  obligations            $ 79,214       $ 61,560        $             $140,774
Bank loans payable          7,432                          6,250 (a)    13,682
Notes and contracts
  payable                   3,575                                        3,575
Convertible debentures      1,875                         (1,875) (f)
Estimated future
  costs of pre-need
   sales                    6,305                                        6,305
Other liabilities           6,864          3,915             350 (d)    10,755
                                                            (374)(g)
                          -------       --------          ------      --------
   Total liabilities      103,390         67,350           4,351       175,091
                         --------       --------          ------      --------
Minority interest           6,499                           (288)(g)     6,211
Excess equity                 343                           (343)(e)
Common stock                9,832            990           1,875 (f)     9,832
                                                          (2,865)(e)
Paid in capital             9,259          3,342          (3,342)(e)     9,259
Unrealized
  appreciation on
  investments                 662            309            (309)(e)       662

Retained earnings           8,280          4,888          (4,888)(e)     8,280
                                                            (388)(g)
                                                             388 (e)
Treasury stock at cost     (1,796)          (473)            473 (e)    (1,796)
                         --------       --------         -------      --------
   Total stockholders'
     equity                26,237          9,056          (9,056)       26,237
                         --------       --------         -------      --------
Total liabilities and
   stockholders' equity  $129,627       $ 83,248        $ (5,336)     $207,539
                         ========       ========        ========      ========

See notes to pro forma condensed consolidated financial statements.

               SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
          Pro Forma condensed Consolidated Statement of Income (Unaudited)
                 For the Nine Months Ended September 30, 1998
                            (In Thousands)


                             Security
                             National   Consolidare
                            Financial   Enterprises    Pro Forma    Pro Forma
                           Corporation     Inc.       Adjustments  Consolidated
Revenue:
Premiums                     $  4,523    $  5,808     $            $  10,331
Investment income               5,587       2,805        (211) (j)     8,167
                                                          (14) (i)
Realized gains (losses)          103         414                         517
Mortuary and cemetery income   6,966                                   6,966
Mortgage fee income            6,687                                   6,687
Other                             52                                      52
                            --------      -------     -------        -------
   Total revenue              23,918        9,027        (225)        32,720
                            --------      -------     -------        -------
Benefits and Expenses:
Death and policy benefits      2,577        3,333                      5,910
Increase in future
  policy benefits              2,481          359                      2,840
Amortization of DPAC             994        2,088      (2,088) (k)     3,231
                                                        2,237  (k)
General and
  administrative expenses     13,947        2,893       (760)  (l)    16,080
Interest Expense                 683                     316   (h)       999
Cost of goods and services
   of mortuaries and
    cemeteries                 2,264                                   2,264
                            --------      --------     -------       -------
         Total benefits
          and expenses        22,946        8,673       (295)         31,324
                            --------      -------      -------       -------
Earnings before income
   tax expense                   972          354        70            1,396
Income tax expense               225          125        16  (m)         366
Minority Interest                             125                        125
                            --------     --------       -----       --------
Net income                  $    747     $    104        $54        $   905
                            ========     ========      ======       ========

See notes to pro forma condensed consolidated financial statements.


              SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
          Pro Forma condensed Consolidated Statement of Income (Unaudited)
                   For the Twelve Months Ended December 31, 1997
                        (In Thousands)

                            Security
                            National    Consolidare
                           Financial    Enterprises    Pro Forma   Pro Forma
                          Corporation      Inc.       Adjustments Consolidated
Revenue:
Premiums                    $  6,141    $  7,644      $             $ 13,785
Investment income              7,140       3,590        (282) (j)     10,429
                                                         (19) (i)
Realized gains (losses)          253         506                         759
Mortuary and cemetery income   9,231                                   9,231
Mortgage fee income            5,662                                   5,662
Other                             49                                      49
                             -------    --------     -------        --------
   Total revenue              28,476      11,740        (301)         39,915
                             -------    --------     -------        --------
Benefits and Expenses:
Death and policy benefits      3,695       4,307                       8,002
Increase in future
  policy benefits              2,975         124                       3,099
Amortization of DPAC           1,132       3,175      (3,175) (k)      4,114
                                                       2,982  (k)
General and
  administrative expenses     15,361       3,787     (1,014)  (l)     18,134
Interest Expense                 948                    422   (h)      1,370

Cost of goods and services
   of mortuaries
    and cemeteries              2,696                                  2,696
                             --------   --------    ---------        -------
         Total benefits
          and expenses         26,807    11,393       (785)           37,415
                             --------  --------     -------          -------
Earnings before income
   tax expense                  1,669       347        484             2,500
Income tax expense                360       114        111  (m)          585
Minority Interest                           122                          122
                              -------   -------      -------         -------
Net income                    $ 1,309   $   111       $  373         $ 1,793
                              =======   =======      =======         =======

See notes to pro forma condensed consolidated financial statements.

              SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES
    Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for pro forma financial information and with the instructions to Form 8-K and Article II of Regulation S-X. The acquisition will be accounted for as a purchase by Security National. The pro forma adjustments presented are estimates as of the periods presented and do not necessarily reflect the actual amounts that will be booked on the actual purchase date and subsequent adjustments required for an appropriate pro forma presentation have been included.

On December 17, 1998, Security National Financial Corporation (Security National) purchased all of the outstanding shares of common stock of the Company. As consideration for the purchase of the shares the Company, Security National, paid to the stockholders of the Company at closing an aggregate of $12,248,194. In order to pay the purchase consideration, Security National obtained $6,250,000 from bank financing, with the balance of $5,998,194 obtained from funds then currently held by the Company. In addition to the purchase consideration, Security National to cause Southern Security to pay, on the closing date, $1,050,000 to George Pihakis, the President and Chief Executive Officer of Southern Security prior to closing, as a lump sum settlement of the executive compensation agreement between Southern Security and Mr. Pihakis.

Following the closing of the Acquisition Agreement, SSLIC Holding Company, a Utah corporation and a newly formed wholly-owned subsidiary of Security National Life Insurance Company was merged into the Company with the Company the surviving corporation pursuant to the terms of the Agreement and Plan of Merger dated December 17, 1998 between the Company and SSLIC Holding Company. As a result of the merger, the Company became a wholly-owned subsidiary of Security National Life Insurance Company and continues to own 57.4% of the outstanding shares of common stock of Southern Security.

Note 2.          Pro Forma Adjustments

The following pro forma adjustments are made to the unaudited condensed consolidated balance sheet as if the acquisition and related transactions occurred September 30, 1998. Reference numbers correspond to those on the statement.

a. To reflect the payment of $5,998,194 in cash and the borrowing of $6,250,000 to acquire the outstanding shares of the Company.

b. To adjust assets of the Company to market value as of the date of acquisition.

c. To eliminate the Company's historical deferred policy acquisition costs and establish a new asset representing the present value of future profits on the insurance contracts acquired.

d. To accrue certain nonrecurring expenses that include but are not limited to, attorney and accounting fees, acquisition finder fees, and other acquisition related costs.

e.      To eliminate the Company's historical equity.

                  SECURITY NATIONAL FINANCIAL CORPORATION AND SUBSIDIARIES Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Note 2.      Pro Forma Adjustments (Continued)

f. To convert the Company's convertible debenture to equity in accordance with the Purchase Agreement.

g. To reflect the payment of $1,050,000 to George Pihakis as a lump sum settlement of the executive compensation agreement between Southern Security and Mr. Pihakis.

The following pro forma adjustments are made to the unaudited condensed consolidated statements of income as if the Company's acquisition and related transactions occurred at the beginning of the periods presented. Reference numbers correspond to those presented on the statements.

h. To reflect Security National's interest expense on the $6,250,000 borrowed to partially finance the Company acquisition.

i. To reflect the amortization of premiums and accretion of discounts on investments based on purchased values.

j. To reflect investment income lost on the $5,998,000 cash paid by Security National to finance the acquisition of the Company and the $1,050,000 cash paid for the lump sum settlement of the executive compensation agreement between Southern Security and George Pihakis, the President and Chief Executive Officer of Southern Security prior to the acquisition.

k. To eliminate the Company's amortization of deferred policy acquisition costs and cost of insurance acquired and reflect the amortization of the new cost of insurance acquired established by Security National.

l. To reflect decreases in operating expenses due to the consolidation of administrative functions.

m.       To reflect the tax effect for the pro forma adjustments.

               CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES


Table of Contents






Independent Auditors' Report

Consolidated Balance Sheets
Consolidated Statements of Income
Consolidated Statements of Shareholders' Equity
Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Schedules

   I.   Summary of Investments Other than Investments in Related
        Parties - December 31, 1997

   III. Supplementary Insurance Information

   IV.  Reinsurance

Independent Auditors' Report


Board of Directors
Consolidare Enterprises, Inc.
      and subsidiaries:


We have audited the accompanying consolidated balance sheets of Consolidare Enterprises, Inc. and subsidiaries (the "Company") as of December 31, 1997 and 1996 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. In addition we have audited the financial statement schedules listed in the accompanying index. These consolidated financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Consolidare Enterprises, Inc. and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedules, when considered in relation to the consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The supplementary information included in the exhibit is presented for purposes of additional analysis and is not a required part of the basic consolidated financial statements. Such information has been subjected to the audit procedures applied in the audits of the consolidated financial statements, and in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

Orlando, Florida
April 21, 1998, except as to
   note 16, which is as of
   December 17, 1998


                            CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                                      Consolidated Balance Sheets

                                      December 31, 1997 and 1996

                                            1997          1996
Assets
Investments (note 3):
  Fixed maturities held to maturity
     (fair value of $10,631,003
     and $15,140,919 at December 31,
     1997 and 1996, respectively)        $10,501,712      14,974,962
  Securities available for sale,
     at fair value:
     Fixed maturities (cost $30,880,390
     and $24,298,618 at December 31,
     1997 and 1996, respectively)        31,483,324      24,476,239
     Equity securities (cost $800,000
        and $-0- at December 31, 1997
        and 1996, respectively)             839,973          --
  Policy and student loans
     (notes 3 and 9)                      7,945,381      7,315,809
  Short-term investments                    100,000      4,539,106
  Other invested assets                      --             13,100
                                        -----------    -----------
        Total investments                50,870,390     51,319,216

  Cash and cash equivalents               3,083,560        956,576
  Accrued investment income                 637,460        687,699
  Deferred policy acquisition
     costs (note 4)                      14,457,483     15,893,401
  Policyholder account balances
     on deposit with reinsurer (note 8)   8,667,241     8,522,449
  Reinsurance receivable (note 8)           359,688       379,692
  Receivables:
     Agents' balances                       590,368       611,975
     Other                                  330,671       369,099
  Income tax receivable                     171,285         --
  Property and equipment, net,
     at cost (note 5)                     2,670,203     2,785,666
                                        -----------   -----------
                                        $81,838,349    81,525,773
                                        ===========   ===========

See accompanying notes to consolidated financial statements


                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                        Consolidated Balance Sheets

                        December 31, 1997 and 1996


                                            1997                  1996
Liabilities and Shareholders' Equity
  Policy liabilities and
     accruals (notes 7 and 8):
        Future policy benefits            $1,409,031              985,720
        Policyholders'
           account balances               52,335,511           52,347,996
     Unearned premiums                     7,108,662            8,249,190
     Other policy claims
        and benefits payable                 427,649              293,221
  Other policyholders' funds,
      dividends and endowment
         accumulations                        59,686               59,596
Funds held in reinsurance
      treaty with reinsurer (note 8)       1,339,927            1,193,366
  Convertible subordinated
      debentures (note 10)                 1,875,300            1,875,300
  Other liabilities                        1,312,044            1,335,192
  Deferred income taxes
      (note 11)                              550,700              155,100
  Income taxes payable                          --                104,288
                                          66,418,510           66,598,969

Minority interest                          6,272,129            6,032,609

Net excess of underlying
  equity in net assets of
     subsidiary over cost (note 6)           351,082              360,123

Shareholders' equity
  (notes 2, 10 and 12):
  Common stock, $.25 par:
     authorized 5,850,000 shares,
     issued and outstanding
     3,961,340 shares                        990,335              990,335
  Capital in excess of par                 3,342,375            3,342,375
  Unrealized appreciation
     (depreciation) of securities
     (note 3)                                152,922               (5,099)
  Accumulated earnings (note 11)           4,784,377            4,673,458
  Common stock held in treasury,
     at cost (578,196 and
     573,940 shares in 1997 and 1996,
     respectively)                          (527,245)             (520,861)
  Capital in excess of par-
     treasury stock                           53,864                53,864
                                           8,796,628             8,534,072

  Contingencies and commitments
     (notes 8, 9 and 14)                 -----------           -----------
                                         $81,838,349            81,525,773
                                         ===========           ===========

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
                    Consolidated Statements of Income

                     December 31, 1997, 1996 and 1995

                                       1997           1996          1995
Revenues:
  Premium and
     policy charges        $7,499,760           7,702,639         7,919,361
  Surrender fee
     income                 1,057,961           1,243,061         1,441,008
  Less reinsurance
     ceded                   (914,071)         (1,030,673)       (1,201,432)

                            7,643,650           7,915,027         8,158,937
Net investment
  income (notes 3 and 9)    3,589,596           3,529,339         3,027,985
Realized gain on
  investments (note 3)        506,795             869,502            60,237
                           11,740,041          12,313,868        11,247,159

Benefits, losses
  and expenses:
  Annuity, death,
     surrender and
     other benefits         4,307,013           3,818,562         4,061,096
  Increase (decrease)
     in future policy
     benefits                 124,461              (5,201)          (12,971)
  Amortization of
     deferred policy
     acquisition costs
     (note 4)               3,174,750           2,945,386         2,733,919
  Operating expenses        3,786,511           3,574,675         3,043,657
                           11,392,735          10,333,422         9,825,701

     Income before
        income taxes          347,306           1,980,446          1,421,458

Income tax expense (note 11)  114,066             311,636           220,350

     Income before minority
        interest              233,240           1,668,810         1,201,108

Minority interest in net income
  of subsidiary               122,321             562,288           455,810

                           $  110,919           1,106,522           745,298

See accompanying notes to consolidated financial statements.


                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                  Consolidated Statements of Shareholders' Equity

                  Years ended December 31, 1997, 1996 and 1995




                                                               Unrealized
                                                    Capital   appreciation
                                                      in      (depreciation
                                      Common         excess       of
                                      stock          of par    securities

Balances, December 31, 1994:         $990,335       3,342,375    (296,038)

Net income                             --              --           --

Unrealized appreciation of
    equity securities investments      --              --        609,613

Balances, December 31, 1995           990,335       3,342,375    313,575

Net income                             --              --          --

Unrealized appreciation of
    equity securities investments      --              --       (318,674)

Balances, December 31, 1996           990,335       3,342,375     (5,099)

Net income                             --              --          --

Unrealized appreciation of
    equity securities investments      --              --        158,021

Purchase of treasury stock             --              --          --

Balances, December 31, 1997          $990,335      3,342,375     152,922



See accompanying notes to consolidated financial statements.

                     CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Consolidated Statements of Shareholders' Equity

                    Years ended December 31, 1997, 1996 and 1995


                                             Common
                               Accumulated    stock   Capital in
                                earnings     held in   excess of
                                (note 2)    treasury   treasury      Total

Balances, December 31, 1994:   2,821,638    (520,861)    53,864      6,391,313

Net income                       745,298      --          --           745,298

Unrealized appreciation
    of equity securities
    investments                   --          --          --           609,613

Balances, December 31, 1995    3,566,936    (520,861)  53,864        7,746,224

Net income                     1,106,522      --         --          1,106,522

Unrealized appreciation
    of equity securities
    investments                   --          --         --           (318,674)

Balances, December
   31, 1996                    4,673,458    (520,861)   53,864       8,534,072

Net income                       110,919      --         --            110,919

Unrealized appreciation
    of equity securities
    investments                   --          --         --            158,021

Purchase of treasury stock       (6,384)      --                        (6,384)

Balances, December 31, 1997   4,784,377    (527,245)    53,864       8,769,628


See accompanying notes to consolidated financial statements.


                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                       December 31, 1997, 1996 and 1995

                                             1997           1996        1995

Cash flows from operating activities:
  Net income                               $110,919      1,106,522    745,298
  Adjustments to reconcile
     net income
     to net cash provided by
     operating activities:
        Depreciation and
            amortization                    232,471        173,601     182,971
        Amortization of
            excess of underlying
            cost in net assets
            of subsidiary over               (9,041)         4,968      (6,871)
        Net realized gains
            on investments                 (506,795)      (873,298)    (60,237)
        Minority interest in
            net income of subsidiary        122,321       562,288      455,810
        Loss on disposal of
            property, plant,
            and equipment                       100          --            918
        Deferred income taxes               232,100       56,900      (241,000)
        Amortization of deferred
            policy acquisition
            costs                         3,174,750    2,945,386     2,733,919
        Acquisition costs
            deferred                     (1,793,916)  (1,704,836)   (2,392,505)
        Change in assets and
            liabilities affecting
            cash provided by operating
                activities:
            (Increase) decrease in:
            Accrued investment income       50,239      (48,890)      (33,958)
            Other invested assets           13,100        --             --
            Receivables                     60,035     (265,686)      168,537
            Reinsurance receivable          20,004      134,649      (191,157)
            Income tax receivable         (171,285)       --          214,455
            Increase (decrease) in:
            Unearned premiums           (1,114,188)    (962,941)     (427,955)
            Other policy claims
                and benefits
                payable and future
                policy benefits            557,739       36,488       (96,568)
            Policyholder account
                balances                 2,065,521    2,332,863     2,388,047
            Funds held in reinsurance
                treaty                     146,561      215,950       276,714
            Dividend and endowment
                accumulations                   90        2,152         2,069
            Other liabilities              (23,148)    (143,472)     (365,930)
            Income taxes payable          (104,288)      51,588        52,700

  Net cash provided by
     operating activities                3,063,289    3,624,232     3,405,257


                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES
                                     (Continued)

                      Consolidated Statements of Cash Flows

                  Years Ended December 31, 1997, 1996 and 1995

                                 1997                1996            1995

Cash flows from investing activities:

  Purchase of investments
     held to  maturity            --             (1,965,240)      (3,492,860)
  Purchase of investments
     available for sale      (32,704,906)        (8,085,785)      (3,754,242)
  Purchase of equity
     securities               (3,316,249)                --           --
  Net change in
     short-term investments    4,439,106            (3,040,006)      376,658
  Net change in other
     investments                   2,178                 7,605         8,476
  Net (increase) decrease
     in policy and
     student loans              (629,572)            2,655,845    (1,104,685)
  Proceeds from maturities
     of held to maturity
     securities               4,488,354             2,165,750      1,135,203
  Proceeds from sale of
     available for sale
     securities                  --                 635,533          141,150
  Proceeds from sale of
     available for sale
     securities              29,049,745             6,367,780      2,664,089
  Acquisition of
     furniture and
     equipment                  (35,779)              (60,561)      (204,142)

     Net cash provided by
        (used in) investing
        activities           1,292,877            (1,319,079)     (4,230,353)

Cash flows from financing activities:
  Receipts from universal
     life and  certain annuity
     policies credited to
     policyholder account
     balances                4,042,137             5,213,760      5,609,910
  Return of policyholder
     account balances on
     universal life and certain
     annuity policies       (6,264,935)           (5,904,692)    (5,334,176)
  Proceeds from short-term
     borrowings                --              2,500,000          3,250,000
  Repayment of short-term
     borrowings                --             (3,900,553)        (2,741,270)
  Purchase of treasury
     stock                     (6,384)                  --          --

     Net cash provided
     by (used in)
     financing activities  (2,229,182)           (2,091,485)       784,464

     Increase (decrease)
        in cash and cash
        equivalents         2,126,984               213,668        (40,632)

Cash and cash
  equivalents at
  beginning of year           956,576               742,908        783,540

Cash and cash
  equivalents
  at end of year           $3,083,560               956,576        742,908


                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES    (Continued)
                     Consolidated Statements of Cash Flows
                  Years Ending December 31, 1997, 1996 and 1995


                            1997                   1996                 1995

Supplemental disclosures of cash flow information:

  Interest paid during
     the year             $267,320                279,325              292,165

  Income taxes paid
     during the year      $212,615                208,326              284,782

Change in market value adjustments:
  Investments available for sale -
     Fixed maturities      425,313              (557,065)            2,109,314
     Equity securities      39,973              (418,345)              406,612
  Change in deferred
     acquisition costs     (55,084)              181,196           (1,669,168)
  Change in premium
     deposit funds          26,340               (95,241)             871,220
  Deferred income tax
     asset (liability)    (163,500)              333,800             (651,000)
  Other                      2,178                (1,872)                 204
  Change related to
     minority interest    (117,199)              238,853             (457,569)

        Net change in
        unrealized appreciation
        (depreciation)   $ 158,021              (318,674)             609,613


See accompanying notes to consolidated financial statements.

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995



(1)     Nature of Business and Summary of Significant Accounting Policies

(a)Nature of Business

The primary business purpose of Consolidare Enterprises, Inc. ("Consolidare") and its subsidiaries (the "Company") is the issuance of long duration universal life insurance contracts. Prior to 1986, the Company's business included traditional whole life insurance and annuity contracts. The majority of the Company's business is conducted in the states of Florida (43%), Georgia (13%) and Texas (14%). The Company is licensed to conduct business in an additional eight states, none of which individually accounts for more than 10% of the Company's total business.

The following is a description of the most significant risks facing the Company and how the Company mitigates those risks:

Legal/Regulatory Risk is the risk that changes in the legal or regulatory environment in which an insurer operates will create additional expenses not anticipated by the insurer in pricing its products. That is, regulatory initiatives designed to reduce insurer profits, new legal theories or insurance company insolvencies through guaranty fund assessments may create costs for the insurer beyond those recorded in the consolidated financial statements. The Company seeks to mitigate this risk through geographic marketing of their insurance products.

Credit Risk is the risk that issuers of securities owned by the Company will default or that other parties, including reinsurers, which owe the Company money, will not pay. The Company minimizes this risk by adhering to a conservative investment strategy, by maintaining sound reinsurance and by providing for any amounts deemed uncollectible.

Interest Rate Risk is the risk that interest rates will change and cause a decrease in the value of an entity's investments. This change in rates may cause certain interest-sensitive products to become uncompetitive or may cause disintermediation. The Company mitigates this risk by charging fees for nonconformance with certain policy provisions, by offering products that transfer this risk to the purchaser, and/or by attempting to match the maturity schedule of its assets with the expected payouts of its liabilities. To the extent that liabilities come due more quickly than assets mature, an insurer would have to sell assets prior to maturity and potentially recognize a gain or loss.

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1997, 1996 and 1995


(b)     Principles of Consolidation

        The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary and its 57 percent owned subsidiary. The wholly-owned subsidiary consists of Insuradyne Corporation of Florida, which provides underwriting services for insurance agencies. The 57 percent owned subsidiary, Southern Security Life Insurance Company ("Southern Security"), is publicly traded and sells life insurance and annuity contracts. Significant intercompany accounts, transactions and profits have been eliminated in the consolidated financial statements.

        Southern Security is included in the accompanying consolidated financial statements, on the basis of generally accepted accounting principles ("GAAP") which vary from reporting practices prescribed or permitted by regulatory authorities (see note 2).

(c)     Agency Relationship

        Insuradyne, a wholly owned subsidiary of Consolidare, underwrites and sells life insurance polices exclusively for Southern Security. Therefore the income generated by Insuradyne is wholly dependent upon the continued operations of Southern Security.

(d)     Use of Estimates

        In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported income and benefits and other deductions during the reporting period. Actual results could differ significantly from those estimates.

        The estimates susceptible to significant change are those used in determining the liability for future policy benefits and claims, deferred income taxes and deferred policy acquisition costs. Although some variability is inherent in these estimates, management believes that the amounts provided are adequate.

                      CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                        Notes to Consolidated Financial Statements

                            December 31, 1997, 1996 and 1995



(e)     Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(f)     Investments

        Investments in all debt securities and those equity securities with readily determinable market values be classified into one of three categories: held-to-maturity, trading or available-for-sale. Classification of investments is based upon management's current intent. Debt securities which management has a positive intent and ability to hold until maturity are classified as securities held-to-maturity and are carried at amortized cost. Unrealized holding gains and losses on securities held-to-maturity are not reflected in the consolidated financial statements. Debt and equity securities that are purchased for short-term resale are classified as trading securities. Trading securities are carried at fair value, with unrealized gains and losses included in earnings. All other debt and equity securities not included in the above two categories are classified as securities available-for-sale. Securities available-for-sale are carried at fair value, with unrealized holding gains and losses reported as a separate component of shareholders' equity, net of tax and a valuation allowance against deferred acquisition costs. At December 31, 1997 and 1996, the Company did not have any investments categorized as trading securities.

        Net unrealized appreciation or depreciation of equity securities relates to assets owned by Southern Security. The Company's equity interest (57 percent) in such unrealized appreciation or depreciation is included in a separate shareholder's equity account. The specific identification method is used in determining the cost of investments sold.

        The Company's carrying value for investments in the held-to-maturity and available-for-sale categories is reduced to its estimated realizable value if a decline in the market value is deemed other than temporary. Such reductions in carrying values are recognized as realized losses and charged to income.

                    CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements

                           December 31, 1997, 1996 and 1995


        Interest on fixed maturities and short-term investments is recorded as income as it accrues on the principal amounts outstanding, adjusted for amortization of premiums and discounts computed by the scientific method, which approximates the effective yield method. Realized gains and losses on disposition of investments are included in net income. The cost of investments sold is determined on the specific identification method. Dividends are recorded as income on the ex-dividend dates.

        Policy loans and student loans are carried at the unpaid principal balance, less any amounts deemed to be uncollectible. No policy loans are made for amounts in excess of the cash surrender value of the related policy. Accordingly, policy loans are fully collateralized by the related liabilities for future policy benefits for traditional insurance policies and the policyholders' account balances for interest sensitive policies.

(g)    Deferred Policy Acquisition Costs

       The costs of acquiring new business net of the effects of reinsurance, principally commissions and those home office expenses that tend to vary with and are primarily related to the production of new business, have been deferred. Deferred policy acquisition costs applicable to non-universal life policies are being amortized over the premium-paying period of the related policies in a manner which will charge each year's operations in direct proportion to the estimated receipt of premium revenue over the life of the policies. Premium revenue estimates are made using the same interest, mortality and withdrawal assumptions as are used for computing liabilities for future policy benefits. Acquisition costs relating to universal life policies are being amortized at a constant rate based on the present value of the estimated gross profit amounts expected to be realized over the life of the policies. Deferred policy acquisition costs are adjusted to reflect the impact of unrealized gains and losses on fixed maturity securities available for sale.

       The Company has performed several tests concerning the recoverability of deferred acquisition costs. These methods include those typically used by many companies in the life insurance industry. Further, the Company conducts a sensitivity analysis of its assumptions that are used to estimate the future expected gross profits, which management has used to determine the future recoverability of the deferred acquisition costs.

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

               Notes to Consolidated Financial Statements

                   December 31, 1997, 1996 and 1995



(h)  Depreciation

            Depreciation of property and equipment is being provided on the straight-line method over the estimated useful lives of the assets.

(i)  Liability for Future Policy Benefits

            The liability for future policy benefits has been provided on a net level premium method based upon investment yields, withdrawals, mortality and other assumptions which were appropriate at the time the policies were issued. Such estimates are based upon industry data and Southern Security's past experience adjusted to provide for possible adverse deviation from the estimates.

(j)  Recognition of Premium Revenue and Related Costs

            Premiums are recognized as revenue as follows:

            Universal life policies - premiums received from policyholders are reported as deposits. Cost of insurance and expense charges, which are charged against the policyholder account balance, are recognized as revenue as earned. Amounts assessed against the policyholder account balance that represent compensation to Southern Security for services to be provided in future periods are reported as unearned premiums and recognized in income using the same assumptions and factors used to amortize acquisition costs capitalized.

            Annuity contracts with flexible terms - premiums received from policyholders are reported as deposits.

            All other policies - premiums received from policyholders are recognized as revenue over the premium paying period.

                    CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements

                            December 31, 1997, 1996 and 1995



       (k)     Income Taxes

               Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (l)     Reclassification

               Certain amounts presented in 1996 and 1995 consolidated financial statements have been reclassified to conform to the 1997 presentation.

       (2)      Basis of Financial Information of Insurance
                Subsidiary

          As discussed at note 1(c), the accounts of Southern Security as included in the consolidated financial statements of the Company are reported in accordance with GAAP. The more significant generally accepted accounting principles applied in the preparation of these accounts that differ from life insurance statutory accounting practices prescribed or permitted by regulatory authorities (which are primarily designed to demonstrate solvency) are as follows:

          (a) Costs of acquiring new business are deferred and amortized, rather than being charged to operations as incurred.

          (b) The liability for future policy benefits and expenses is based on conservative estimates of expected mortality, morbidity, interest, withdrawals, and future maintenance and settlement expenses, rather than on statutory rates for mortality and interest.

          (c) The liability for policyholder funds associated with universal life and certain annuity contracts represent policy account balances before applicable surrender charges, rather than on the statutory rates for mortality and interest.

                     CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                       Notes to Consolidated Financial Statements

                            December 31, 1997, 1996 and 1995



          (d)     Investments in securities are reported as described in
                  note 1(f), rather than in accordance with valuations established by the National Association of Insurance Commissioners ("NAIC"). Pursuant to NAIC valuations, bonds eligible for amortization are reported at amortized value; other securities are carried at values prescribed by or deemed acceptable by NAIC including common stocks, other than stocks of affiliates, at market value.

          (e) Deferred income taxes, if applicable, are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

          (f) The statutory liabilities for the asset valuation reserve and interest maintenance reserve have not been provided for in the consolidated financial statements.

          (g) Certain assets, principally receivables from agents and equipment, are reported as assets rather than being treated as nonadmitted and charged directly to surplus.

          (h) Realized gains or losses on the sale or maturity of investments are included in the consolidated statement of income and are not recorded net of taxes and amounts transferred to the interest maintenance reserve as required by statutory accounting practices.

          (i) Certain obligations from a note payable that are treated as shareholders' equity for statutory purposes are treated as a liability of Southern Security and eliminated upon consolidation within the Company under generally accepted accounting principles.

          (j) Reinsurance assets and liabilities are reported on a gross basis rather than shown on a net basis as permitted by statutory accounting practices.

                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements

                         December 31, 1997, 1996 and 1995


A reconciliation of net income of Southern Security, before eliminations, for the years ended December 31, 1997, 1996 and 1995 and shareholders' equity, before eliminations, as of December 31, 1997 and 1996 between the amounts reported on a statutory basis and the related amounts presented on the basis of generally accepted accounting principles is as follows:


                                               Net income
                                         Years ended December 31,
                              1997               1996                 1995
As reported on
   a statutory basis        $45,398           1,022,182             232,180

Adjustments:
   Deferred policy
        acquisition
        costs, net       (1,472,840)         (1,346,695)           (290,344)
   Future policy
        benefits, unearned
        premiums and
        policyholders'
          funds           1,644,330           1,626,090           1,006,862
   Deferred income
        taxes              (198,100)            (16,900)            221,000
   Asset valuation reserve   --                   --                  --
   Interest maintenance
        reserve              129,109            (18,221)             24,909
   Unrealized gains           --                   --                 --
   Non-admitted assets        --                   --                 --
   Capital and
        surplus note          --                  --                  --
   Other adjustments,
        net                   47,313             126,049            (79,704)

        Net increase         149,812             370,323            882,723

As reported on a
   GAAP basis               $195,210           1,392,505          1,114,903


   Under applicable insurance laws and regulations, Southern Security is required to maintain minimum surplus as to policyholders, determined in accordance with regulatory accounting practices, in the aggregate amount of $1,900,000.

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                      December 31, 1997, 1996 and 1995


A reconciliation of net income of Southern Security, before eliminations, for the years ended December 31, 1997, 1996 and 1995 and shareholders' equity, before eliminations, as of December 31, 1997 and 1996 between the amounts reported on a statutory basis and the related amounts presented on the basis of generally accepted accounting principles is as follows:


                                      Shareholders' equity
                                           December 31,
                                1997                         1996
As reported on
   a statutory basis          9,316,922                     9,283,928

Adjustments:
   Deferred policy
        acquisition costs,
        net                 15,451,689                    16,979,611
   Future policy
        benefits, unearned
        premiums and
        policyholders'
         funds              (8,915,443)                  (10,643,224)
   Deferred income
        taxes                 (949,700)                     (588,100)
   Asset valuation reserve     465,452                       307,364
   Interest maintenance
        reserve                338,845                       209,736
   Unrealized gains            602,934                       177,621
   Non-admitted assets         698,024                       795,659
   Capital and surplus note (1,000,000)                   (1,000,000)
   Other adjustments, net      123,295                       138,993

        Net increase         6,815,096                     6,377,660

As reported on
   a GAAP basis             16,132,018                    15,661,588


   Under applicable insurance laws and regulations, Southern Security is required to maintain minimum surplus as to policyholders, determined in accordance with regulatory accounting practices, in the aggregate amount of $1,900,000.

               CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995



Consolidare's ability to pay dividends, service convertible subordinated debentures and meet certain other cash flow requirements is dependent on certain fees, commissions and dividends paid to it by Southern Security. The payment of dividends by Southern Security is subject to the regulation of the State of Florida Department of Insurance. A dividend may be paid without prior Florida Insurance Commissioner's approval if the dividend is equal to or less than the greater of: (a) 10% of Southern Security's statutory surplus as to policyholders' derived from realized net operating profits on its business and net realized capital gains; or (b) Southern Security's entire statutory net operating profits and realized net capital gains derived during the immediately preceding calendar year, if Southern Security will have statutory surplus as to policyholders equal to or exceeding 115% of the minimum required statutory surplus as to policyholders after the dividend is made. As a result of such restrictions, the maximum dividend payable by Southern Security during 1998 without prior approval is approximately $45,400.

The Risk-Based Capital ("RBC") for Life and/or Health Insurers Model Act (the "Model Act") was adopted by the NAIC in 1992. The main purpose of the Model Act is to provide a tool for insurance regulators to evaluate the capital of insurers. Based on calculations using the appropriate NAIC formula, Southern Security exceeded the RBC requirements at December 31, 1997.


(3)     Investments

   (a)      Equity Securities and Fixed Maturities

        Equity securities consist of $839,973 and $-0- of common stock at December 31, 1997 and 1996, respectively. Unrealized appreciation in investments in equity securities for the years ended December 31, 1997 and 1996 is $39,973 and $-0-, respectively.

                  CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

                         December 31, 1997, 1996 and 1995

The amortized cost and estimated fair values of investments in fixed maturities are as follows:


                                       Gross       Gross      Estimated
                       Amortized    unrealized    unrealized    market
                        cost          gains        losses        value
December 31, 1997:
Held to maturity:
  U.S. Treasury
  securities and
  obligations of
  U.S. government
  corporations and
  agencies
  (guaranteed)        $2,516,052       53,948         --            2,570,000

  Corporate
   securities          6,976,738       79,620       4,277           7,052,081

Special revenue
  and special assessment
  obligations and all
  nonguaranteed
  obligations of
  agencies and
  authorities of
  governments and
  their political
  subdivisions         1,008,922         --           --             1,008,922
                      10,501,712      133,568       4,277           10,631,003

                                                             (Continued)
             CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

               Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995



                                     Gross        Gross        Estimated
                       Amortized  unrealized    unrealized       market
                         cost       gains         losses         value


Available for sale:
  U.S. Treasury
  securities and
  obligations of
  U.S. government
  corporations and
  agencies
  (guaranteed)           9,301,191      173,517     --          9,474,708

Corporate
  securities            21,481,892      429,907     --         21,911,799

Special revenue and
  special assessment
  obligations and all
  nonguaranteed
  obligations of
  agencies and
  authorities of
  governments and
  their political
  subdivisions              97,307          --        490              96,817
                       -----------       --------  ------         -----------
                        30,880,390        603,424     490          31,483,324
                       -----------       --------  ------         -----------
                        41,382,102        736,992   4,767          42,114,327
                       ===========       ========  ======         ===========

                                                                 (Continued)

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 1997, 1996 and 1995



                                      Gross          Gross      Estimated
                       Amortized     unrealized    unrealized     market
                         cost         gains          losses       value
December 31, 1996:
Held to maturity:
  U.S. Treasury
  securities and
  obligations of
  U.S. government
  corporations and
  agencies
  (guaranteed)         $4,503,477        76,523     15,000         4,565,000

  Corporate
  securities            9,461,064       125,340      4,385         9,582,019

Special revenue
  and special
  assessment
  obligations and
  all nonguaranteed
  obligations of
  agencies and
  authorities of
  governments and
  their political
  subdivisions          1,010,421        --           16,521         993,900
                       14,974,962      201,863        35,906      15,140,919


                                                         (Continued)

               CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995


                                         Gross         Gross      Estimated
                         Amortized     unrealized    unrealized     market
                           cost          gains        losses        value
Available for sale:
  U.S. Treasury
      securities and
      obligations of
      U.S. government
      corporations and
      agencies
      (guaranteed)      20,383,080       288,882     108,210      20,563,752

  Corporate
    securities           3,585,084        24,331      26,415       3,583,000

  Special revenue
  and special
  assessment
  obligations and
  all nonguaranteed
  obligations of
  agencies and
  authorities of
  governments and
  their political
  subdivisions             330,454         --            967         329,487
                        24,298,618       313,213     135,592      24,476,239

                       $39,273,580       515,076     171,498      42,114,327

Unrealized (depreciation) appreciation of fixed maturities for years ending December 31, 1997 and 1996 is $388,847 and $(720,253),
respectively.


                  CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

                        December 31, 1997, 1996 and 1995



The amortized cost and estimated fair value of fixed maturities at December 31, 1997, by contractual maturity, are summarized below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

Fixed maturity securities held-to-maturity:


                                         Amortized              Estimated
                                            cost               fair value
Due in one year or less                   $3,949,982             3,960,500
Due after one year through five years      5,281,472             5,400,245
Due after ten years                          261,336               261,336

                                           9,492,790             9,622,081
Mortgage backed securities                 1,008,922             1,008,922

                                         $10,501,712            10,631,003

Fixed maturity securities available-for-sale:


                                           Amortized              Estimated
                                             cost                fair value
Due after one year through five years     $9,130,069             9,229,142
Due after five years through ten years    15,121,559            15,477,301
Due after ten years                        6,531,455               261,336

                                          30,783,083            31,386,507
Mortgage backed securities                    97,307                96,817

                                         $30,880,390            31,483,324

            CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

              Notes to Consolidated Financial Statements

                  December 31, 1997, 1996 and 1995

Proceeds from sale of equity securities and fixed maturities available for sale and related realized gains and losses are summarized as follows:

                                 1997             1996                1995
Proceeds from sale of equity
  securities                  $2,873,980        2,885,010           854,339

Proceeds from sale of fixed
  maturities available
  for sale                   $26,175,765        3,482,770         1,809,750

Fixed maturities:
  Gross realized gains           278,904           15,013           145,136
  Gross realized (losses)       (150,045)         (18,881)         (119,908)
Equity securities:
  Gross realized gains           357,731          930,919            55,543
  Other realized (losses)         --              (57,620)          (20,540)
                                $486,590          869,431            60,231

Certain of the fixed maturity securities classified as held to maturity were called during the years ended December 31, 1997, 1996 and 1995, resulting in gross realized gains of $20,205, $71 and $6, respectively.

(b)Concentrations of Credit Risk

At December 31, 1997 and 1996, the Company did not hold any unrated or less-than-investment grade corporate debt securities. The Company also invests in subsidized and unsubsidized student loans totaling $244,361 and $514,483 at December 31, 1997 and 1996, respectively, which are guaranteed by agencies of the U.S. government. Subsequent to December 31, 1997, all of those loans were sold at their unpaid principal balance.


             CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

               Notes to Consolidated Financial Statements

                    December 31, 1997, 1996 and 1995



(c)Investment Income

Net investment income for the years ended December 31, 1997, 1996 and 1995 is summarized as follows:

                                 1997                1996               1995
Interest:
  Fixed maturities           $2,918,006            2,581,198         2,319,914
  Policy and student loans      401,621              526,820           483,382
  Short-term investments        276,627              312,665           362,960
  Other                           --                 178,205             --
  Dividends on equity
     securities                  16,189               31,245            28,247

                              3,612,443            3,630,133         3,194,503
Less investment expenses         22,847              100,794           166,518

                             $3,589,596            3,529,339         3,027,985

  (d)  Investments on Deposit

At December 31, 1997 and 1996 certain investments were on deposit with the Insurance Departments of the following states in order to comply with statutory regulations:


                                              1997                1996
Florida                                    $1,727,034            1,718,751
Alabama                                       100,000              100,000
South Carolina                                304,816              306,028
Georgia                                       254,013              255,024
Indiana                                       199,317              199,752

                                           $2,585,180            2,579,555

Certain of these assets, totaling approximately $850,000 for each of the years ended December 31, 1997 and 1996, are restricted for the future benefit of policyholders in a particular state.


                   CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                     Notes to Consolidated Financial Statements

                         December 31, 1997, 1996 and 1995



(4)Deferred Policy Acquisition Costs

Deferred policy acquisition costs as of December 31, 1997, 1996 and 1995 are summarized as follows:


                               1997               1996                   1995
Deferred policy acquisition
  costs, beginning of year    $15,893,401         16,952,755      18,963,322

Policy acquisition costs deferred:
  Commissions                     928,742             717,668      1,031,767
  Underwriting and issue costs    450,800             652,868        805,794
  Other                           414,374             334,300        554,955
  Change in unrealized
      gains (losses)              (55,084)             181,196    (1,669,164)

                                1,738,832           1,886,032        723,352
Amortization of deferred
  policy acquisition costs      3,174,750           2,945,386      2,733,919

Deferred policy acquisition
  costs, end of year          $14,457,483          15,893,401     16,952,755


(5)  Property and Equipment

Property and equipment as of December 31, 1997 and 1996 is summarized as follows:

                                           1997                1996
  Land                                  $ 982,027             982,027
  Building and improvements             2,169,975           2,173,955
  Furniture and equipment               1,057,586           1,019,621

                                        4,209,588           4,175,603
Less accumulated depreciation           1,539,385           1,389,937

                                       $2,670,203           2,785,666

Depreciation expense for the years ended December 31, 1997, 1996 and 1995 totaled $145,912, $151,950 and $150,213, respectively.

                CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                       December 31, 1997, 1996 and 1995



(6)  Excess of Underlying Equity in Net Assets of Subsidiary Over Cost

Consolidare has purchased certain outstanding common stock of Southern
Security over a period of years beginning in 1977. The Company's acquisition of common stock of Southern Security can be summarized as follows:

                                                             Cumulative
        Year ending                Number of shares          percentage of
        December 31,                  purchased (1)           ownership
         1977                          677,656                 37.25%
         1978                            1,320                 37.32
         1979                           26,294                 38.77
         1980                           24,720                 39.57
         1981                           28,380                 41.10
         1982                           53,832                 44.00
         1983                           30,000                 45.66
         1984                           20,640                 46.77
         1985                           57,480                 49.89
         1987                           53,892                 52.81
         1988                           18,000                 53.80
         1989                            8,400                 54.30
         1990                           14,080                 55.00
         1991                           64,615                 58.51
         1992                            2,999                 58.67
         1993                            7,000                 57.09
         1995                            1,188                 57.15
         1996                            5,000                 57.40
                                     1,095,496

(1)Gives retroactive effect to Southern Security stock split during 1990.


                  CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

                        December 31, 1997, 1996 and 1995


At December 31, 1997 and 1996, net excess of the underlying equity in net assets of Southern Security over Consolidare's cost of purchasing
Southern Security stock consists of the following:


                                           1997                 1996
Gross cost in excess
  of equity in
  underlying assets                       $456,010             456,010
  Less accumulated
  amortization (based
  on straight-line
  method over 40 years)                   (223,475)           (212,075)

                                           232,535            243,935

Gross equity in underlying
  assets in excess
  of cost                                  817,645             817,645
Less accumulated
  amortization (based
  on straight-line
  method over 40 years)                   (234,028)           (213,587)

                                           583,617             604,058

Net excess of underlying
  equity in net assets
  of subsidiary over cost                $351,082             360,123



                CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

                      December 31, 1997, 1996 and 1995



  (7)    Future Policy Benefits

         Future policy benefits, exclusive of universal life and flexible term annuities, as of December 31, 1997 and 1996 are summarized as follows:

                                           1997                        1996

      Life insurance                 $ 1,103,462                      672,913
      Annuities                          295,525                      304,394
      Accident and health insurance       10,044                        8,413
      Total future policy benefits    $1,409,031                      985,720

Life insurance in-force aggregated approximately $1.2 billion and $1.3 billion at December 31, 1997 and 1996, respectively.

Mortality and withdrawal assumptions are based upon Southern Security's experience and actuarial judgment with an allowance for possible unfavorable deviations from the expected experience.

The mortality table used in calculating benefit reserves is the 1965-1970 Basic Select and Ultimate for Males.

For non-universal life policies written during 1983 through 1987, interest rates used are 8 percent for policy years one through five, decreasing by .1 percent per year for policy years six through twenty, to 6.5 percent for policy years twenty-one and thereafter. For non-universal life policies written in 1982 and prior, interest rates vary, depending on policy type, from 7 percent for all policy years to 6 percent for policy years one through five and 5 percent for years six and thereafter. For universal life policies written since 1988, the interest rate used is a credited rate based upon the Company's investment yield less 1 percent.

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

               Notes to Consolidated Financial Statements

                      December 31, 1997, 1996 and 1995



(8)  Reinsurance

      Southern Security routinely cedes and, to a limited extent, assumes reinsurance to limit its exposure to loss on any single insured. Ceded insurance is treated as a risk and liability of the assuming companies. As of December 31, 1997, ordinary insurance coverage in excess of $75,000 is reinsured; however, for some policies previously issued, the first $30,000, $40,000 or $50,000 was retained and the excess ceded. The retention limit for some substandard risks is less than $75,000. Reinsured risks would give rise to liability to Southern Security only in the event that the reinsuring company might be unable to meet its obligations under the reinsurance agreement in force, as Southern Security remains primarily liable for such obligations. Under these contracts, Southern Security ceded premiums of $432,486, $448,327 and $525,662 included in the Company's balance of reinsurance ceded, and received recoveries of $131,449, $608,355 and $204,171 included in the Company's balance of annuity, death and other benefits for the years ended December 31, 1997, 1996 and 1995, respectively.

      On December 31, 1992, the Company entered into a reinsurance agreement ceding an 18% share of all universal life policies in force at December 31, 1992 as a measure to manage the future needs of the Company. The reinsurance agreement is a co-insurance treaty entitling the assuming company to 18% of all future premiums, while making the assuming company responsible for 18% of all future claims and policyholder loans relating to the ceded policies. In addition, the Company receives certain commission and expense reimbursements.

      For the years ended December 31, 1997, 1996 and 1995, Southern Security ceded premiums of $481,585, $582,346 and $675,770, included in reinsurance ceded, and received recoveries of $503,159, $367,295 and $459,090, included in annuity, death and other benefits, respectively. The funds held in reinsurance treaties with the reinsurer of $1,339,927 and $1,193,366 represent the 18% share of policy loans ceded to the reinsurer at December 31, 1997 and 1996, respectively.

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements

                    December 31, 1997, 1996 and 1995



(9)  Notes Payable

      As of December 31,1997, Southern Security had an unused line of credit of $5,000,000 which is secured by student loans equaling 115% of the unpaid principal balance. The note bears interest at a variable rate per annum payable monthly and expires on September 18, 2007.

      Interest expense relating to these notes payable during the years ended December 31, 1997, 1996 and 1995 totaled $-0-, $12,094 and
      $26,240, respectively, and is included in net investment income.

  (10)  Convertible Subordinated Debentures and Convertible Preferred
        Stock
      Pursuant to a private offering memorandum dated May 1989, the Company issued $858,600 of 15 percent convertible subordinated debentures (the "Debentures") with interest payable semi-annually and 38,160 shares of Class B redeemable convertible preferred stock (the "Preferred Stock") for $30 per share. The Preferred Stock paid cumulative dividends monthly at an annual interest rate of
      27.5 percent to shareholders.

      On September 1, 1992, the Company redeemed all of the outstanding Debentures and Preferred Stock. The holders of the Debentures had the option of either (1) redeeming the Debentures for a redemption price equal to 109% of the principal amount plus accrued interest;
      (2) converting the Debentures into shares of common stock of the Company at a conversion price of $1.50 per share of common stock; or, (3) exchanging the Debentures for 14-1/4% convertible subordinated debentures (the "New Debentures") at 100% of the principal amount. The holders of the Preferred Stock had the option of either (1) redeeming the Preferred Stock at par value plus unpaid dividends; (2) converting each share of Preferred Stock into one share of common stock of the Company at a conversion price of $3.00 per share, or, (3) exchanging the Preferred Stock for the New Debentures at the par value of the Preferred Stock. All holders of the Debentures and Preferred Stock elected to receive the New Debentures, except for 2,440 shares of Preferred Stock and $54,900 of Debentures, which were redeemed at the cash conversion prices.

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                         December 31, 1997, 1996 and 1995


      The Company issued $1,875,300 of the New Debentures.  The New
      Debentures require the payment of interest monthly and are due
      September 1, 2002. The New Debentures are convertible, at the option of the holder, into shares of common stock at a conversion price of $2.10 per share, subject to adjustment, at any time prior to maturity. The New Debentures may be redeemed early, at the Company's option, upon payment of a premium. Interest expense relating to the New Debentures totaled approximately $267,000 during each of the years ended December 31, 1997, 1996 and 1995.


(11)  Income Taxes

      Income taxes for the years ended December 31, 1997, 1996 and 1995 are summarized as follows:


                              1997                1996                1995
Current:
  Federal                $(125,084)            228,336             451,150
  State                      7,050              26,400              10,200
                          (118,034)            254,736             461,350
Deferred:
  Federal                  198,100              48,600            (208,700)
  State                     34,000               8,300             (32,300)

                           232,100              56,900            (241,000)

                          $114,066             311,636              220,350

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                    Notes to Consolidated Financial Statements

                      December 31, 1997, 1996 and 1995


The principal elements of deferred income tax expense consist of the following:


                                   1997           1996                1995
      Deferred policy
        acquisition costs       $(433,000)      (391,500)           (783,300)
      Future policy
        benefits                  694,000        532,000              305,300
      Difference in bases
      in investments                --              --                299,500
      Other                       (28,900)       (83,600)             (62,500)

                                 $232,100         56,900             (241,000)

Consolidare and its wholly-owned subsidiaries file consolidated income tax returns. Southern Security files separate income tax returns. Income taxes are comprised of combined income taxes for Consolidare and its wholly-owned subsidiaries and Southern Security.

Differences between the "expected" tax (computed by applying the federal corporate income tax rate of 34% to income before income taxes) and actual tax expense for the years ended December 31, 1997, 1996 and 1995 consisted of:



                             1997                1996                1995
Computed "expected" tax
  expense                     121,558              693,000            497,500
Increase (reduction)
  in income taxes
  resulting from:

      Small life insurance
      company deduction       (76,000)            (346,000)          (340,200)
      Changes in the
      valuation allowance
      for deferred tax
      assets, allocated
      to income tax expense    11,100               64,900             62,600
      State taxes, net
      of federal income
      tax benefit              27,093               22,902            (14,600)
      (Over)/under accrual
      of prior year
      expense                  23,800            (112,300)             (4,000)
      Other, net                6,515             (10,866)              19,050
                              114,066              311,636             220,350

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 1997, 1996 and 1995


Under tax laws in effect prior to 1984, a portion of a life insurance company's gain from operations was not currently taxed but was accumulated in a memorandum "Policyholders' Surplus Account". As a result of the Tax Reform Act of 1984, the balance of the Policyholders' Surplus Account has been frozen as of December 31, 1983 and no additional amounts will be accumulated in this account. The balance of the account will continue to be taxed, as under previous laws, if any of the following conditions occur:

  (a)    The Policyholders' Surplus Account exceeds a prescribed maximum;

  (b) Distributions, other than stock dividends, are made to shareholders in excess of Policyholder Surplus Account as defined by prior law; or

  (c) The entity ceases to quality for taxation as a life insurance company.

  At December 31, 1997, Policyholders' Surplus Account aggregated approximately $236,000. Neither the Company nor Southern Security recorded deferred income taxes totaling approximately $80,000 relating to this amount as there is no plan to distribute the amounts in the policyholder's surplus in the foreseeable future.

  The Tax Reform Act of 1986 enacted a new separate parallel tax system referred to as the Alternative Minimum Tax (AMT) system. AMT is based on a flat rate applied to a broader tax base. It is calculated separately from the regular Federal income tax and the higher of the two taxes is paid. The excess of the AMT over regular tax is a tax credit, which can be carried forward indefinitely to reduce regular tax liabilities of future years. In 1997, 1996 and 1995, AMT for Southern Security exceeded its regular tax by $11,100, $64,900 and $62,600, respectively. At December 31, 1997, the AMT tax credit available to reduce future regular tax totaled $409,600.

               CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                 Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1997 and 1996 are presented below:


                                               1997                1996
Deferred tax assets:
  Unearned premiums,
    due to deferral of
    "front-end" fee                        $2,760,000           3,180,000
  Policy liabilities
    and accruals,
    principally due to
    adjustments to
    reserves for tax
    purposes                                 1,540,000           1,814,000
  Deferred policy
    acquisition costs
    related to unrealized
    appreciation (depreciation)                 81,200              68,900
  Other                                        120,000             141,900
  Alternative minimum
  tax credit carry-
  forwards                                     409,600            398,500

        Total gross deferred
         tax assets                          4,910,800           5,603,300
  Less valuation
   allowance                                  (409,600)           (398,500)

        Net deferred tax
         assets                              4,501,200           5,204,800
Deferred tax liabilities:
  Deferred acquisition
    costs, principally
    due to deferrals                        (4,779,000)         (5,212,000)
  Other                                        (31,000)           (81,100)
  Unrealized
   appreciation                               (241,900)            (66,800)
        Total gross deferred
         tax liabilities                    (5,051,900)         (5,359,900)

        Net deferred
         tax liability                       $(550,700)           (155,100)

The net change in the total valuation allowance for the years ended December 31, 1997, 1996 and 1995 was an increase of $11,100, $64,900 and $62,600, respectively. It is management's opinion that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax assets.

            CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

              Notes to Consolidated Financial Statements

                  December 31, 1997, 1996 and 1995


    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at December 31, 1997.


(12)     Agents' Incentive Stock Bonus Plan

    The Company has an incentive bonus plan for agents that was adopted January 1, 1995 by the Company's Board of Directors and is effective through December 31, 2001. Agents that qualify under the plan have the option to purchase shares of common stock. The number of shares of common stock is determined, on the date of the award, as the number of whole shares equal to the award based on the applicable stock price as of December 31 of the year in which the agent qualified for the bonus. For each share of common stock purchased by the agent, the Company will concurrently award an equivalent number of shares to the agent.

    The first awards were granted in 1997 under this plan. The Company incurred expenses of approximately $13,000 relating to the Company's matching number of shares. If the agent, does not purchase the shares within the designated period, then the agent forfeits their rights to purchase the shares of common stock as well as the matching number of shares to be contributed by the Company.

(13)     Disclosures About Fair Value of Financial Instruments

    Statement of Financial Accounting Standards No. 107 "Disclosures About Fair Value of Financial Instruments" (SFAS 107) requires the Company to disclose estimated fair value information. The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

    Cash and cash equivalents, short-term investments and policy and student loans: The carrying amount reported in the balance sheet for these instruments approximate their fair value.

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements

                    December 31, 1997, 1996 and 1995


    Investment securities available-for-sale and held-to-maturity: Fair value for fixed maturity and equity securities is based on quoted market prices at the reporting date for those or similar investments.

    Policyholders' account balances: The fair values for policyholders' account balances are based on their approximate surrender values.

    The following table presents the carrying amounts and estimated fair values of financial instruments held at December 31, 1997 and 1996.
    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                 1997                           1996
                         Carrying       Estimated   Carrying       Estimated
                          amount          fair       amount          fair
                                         value                      value
Financial assets:
  Fixed maturities
    held to maturity
    (see note 3)       $10,501,712     10,631,003   $14,974,962   15,140,919
  Fixed maturities
    available for sale
     (see note 3)       31,483,324     31,483,324    24,476,239   24,476,239
  Equity securities
    available for sale     839,973        839,973       --           --
  Policy and
    student loans        7,945,381      7,945,381     7,315,809    7,315,809
  Short-term
    investments            100,000        100,000     4,539,106    4,539,106
  Cash and
    cash equivalents     3,083,560      3,083,560       956,756      956,756

Financial liabilities:
  Policy liabilities-
    policyholders' account
    balances            52,335,511     43,862,974     52,347,996  43,751,355

              CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                Notes to Consolidated Financial Statements

                     December 31, 1997, 1996 and 1995


(14)     Legal Proceedings

    Lawsuits against the Company have arisen in the normal course of the Company's business. However, contingent liabilities arising from litigation and other matters are not considered material in relation to the financial position and operating results of the Company.

    To the best of the Company's knowledge, it has no potential or pending contingent liabilities that might be material to the Company's financial condition, results of operations or liquidity pursuant to product or environmental liabilities.

(15)     Year 2000

    The Company is aware of potential problems certain computer systems face with respect to the year 2000, and has investigated various solutions. Present plans call for the conversion to be completed by the end of 1998. It is estimated to cost approximately $200,000, which would not have a material impact on the Company.

    Testing for hardware problems will be done during the second quarter of 1999, although the Company is not expecting any problems which could not be solved before December 31, 1999.

(16)     Subsequent Event

    On December 17, 1998, Security National Life Financial Company ("Security National") completed the acquisition of the Company pursuant to the terms of the Acquisition Agreement which had been entered into by the parties on April 17, 1998.

    Following the closing of the Acquisition Agreement, the Company was merged into SSLIC Holding Company, a Utah Company.

                                                                    Exhibit

                CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                          Financial Data Schedule

            For the Periods Ending December 31, 1997, 1996 and 1995

                               YTD                YTD             YTD
                            December 31,       December 31,    December 31,
                              1997                1996            1995
Fixed maturities
  held for sale          $31,843,324          24,276,239           21,812,096
Fixed maturities
  held to maturity
    (carrying value)      10,501,712          14,974,962           15,165,395
Fixed maturities
   held to maturity
    (market value)        10,631,003          15,140,919           15,494,540
Investment in
  equity securities          839,973             --                 1,715,386
Mortgage loans on
  real estate                 --                   --                    --
Investment in real
  estate                      --                    --                   --
Total investments         50,870,390            51,319,216           50,186,208
Cash and cash equivalents  3,083,560               956,576              742,908
Reinsurance recoverable
  on paid losses             359,688               379,692              514,341
Deferred policy
  acquisition costs       14,457,483            15,893,401           16,952,755
Total assets              81,838,349            81,525,773           81,068,250
Policy liabilities-
  future benefits,
  losses, claims           1,409,031               985,720            1,050,498
Policy liabilities-
  unearned premiums        7,108,662             8,249,190            9,116,890
Policy liabilities-
  other claims and
    benefits                427,649                293,221              191,955
Other policyholder funds     59,686                 59,596               57,444
Notes payable,bonds,
  mortgages, and similar
  debt                    1,875,300             1,875,300            1,875,300
Preferred stocks mandatory
  redemption                 --                    --                   --
Preferred stock non-mandatory
  redemption                 --                    --                   --
Common stock                990,335               990,335              990,335
Other stockholders'
   equity                 3,342,375             3,342,375            3,342,375
Total liabilities and
  stockholders' equity   81,838,349            81,525,773           81,068,250
Premiums                  7,643,650             7,915,019            8,158,938
Net investment income     3,589,596             3,529,339            3,027,985
Realized investment gains
  and losses                506,795               869,502               60,237
Other income                 --                    --                   --
Benefits, claims, losses
  and settlement expenses 4,431,474             3,812,463            4,048,125
Underwriting acquisitions
  and insurance expenses-
  amortization of deferred
  policy acquisition
    costs                 3,174,750             2,945,386            2,733,919

<PAGE

                                                                     Schedule I

                    CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

             Summary of Investments Other than Investments in Related Parties

                              December 31, 1997

                               Number of
                               shares of                          Amount at
                              unit-principal                     which shown
                               amounts of                          in the
                                bonds or                  Fair     balance
                                 notes        Cost        Value     sheet
Type of investments
Fixed maturities held for investment:
    U.S. Government and government
        agencies and
        authorities            2,500,000   $2,516,052   2,570,000  2,516,052
    Public utilities             500,000      506,520     525,000    506,520
    Industrial and
       miscellaneous           6,484,173    6,470,218   6,527,081  6,470,218
    Special revenue and special
        assessment of agencies
        and authorities of
        governments and
        political
        subdivisions          1,000,000     1,008,922   1,008,922  1,008,922
            Total fixed
             maturities      10,484,173    10,501,712  10,631,003 10,501,712

Fixed maturities available for sale:
    U.S. Government and
        government agencies
        and authorities      11,700,000     9,301,191   9,474,708  9,474,708
    Public utilities            855,000       899,891     917,950    917,950
    Industrial and
       miscellaneous         19,940,000    20,582,001  20,993,849 20,993,849
    Special revenue and special
        assessment of agencies
        and authorities of
        governments and
        political
          subdivisions           97,451       97,307      96,817      96,817
                             32,592,451   30,880,390  31,483,324  31,483,324
            Total fixed
             maturities      43,076,624   41,382,102  42,114,327  41,985,036

Equity securities:
    Common, including investments
        in mutual funds          53,071     800,000      839,973     839,973

Policy loans                              7,701,020                7,701,020
Student loans                               244,361                  244,361
Short-term investments                      100,000                  100,000
Other investments                             --                       --

        Total investments               $50,227,483               50,870,390

See accompanying auditors' report

                                                                 Schedule II
                                                                 Page 2 of 2

                 CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                           Financial Data Schedule

            For the Periods Ending December 31, 1997, 1996 and 1995

                                 YTD                  YTD             YTD
                             December 31,         December 31,     December 31,
                                 1997                 1996            1995
Underwriting acquisitions
  and insurance expense
  other                       3,786,511             3,574,675      3,043,657
Income or loss before taxes     347,306             1,980,446      1,421,458
Income tax expense              114,066               311,636        220,350
Income/loss continuing
  operations before
  minority interest             233,240             1,668,810      1,201,108
Discounted operations             --                   --             --
Minority interest in
  net income of subsidiary      122,321               562,288        455,810
Extraordinary items               --                    --              --
Cumulative effect-changes
  in accounting principles        --                    --              --
Net income                      110,919             1,106,522        745,298

See accompanying auditors' report.

                                                              Schedule III

                  CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                     Supplementary Insurance Information

                     December 31, 1997, 1996 and 1995



                             Future policy
                  Deferred     benefits,                        Other policy
                  policy    losses claims  Policyholders'        claims and
                acquisition   and loss       account   Unearned   benefits
                   cost       expenses       balances   premiums   payable
1997 Life and
  Annuities    14,457,483   1,409,031    52,335,511    7,108,662     427,649

1996 Life and
  Annuities    15,893,401     985,720    52,347,996    8,249,190     293,221

1995 Life and
  Annuities    16,952,755   1,050,498    50,624,276    9,116,890     191,955


See accompanying auditors' report

                                                                Schedule III

                    CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                         Supplementary Insurance Information

                          December 31, 1997, 1996 and 1995


                                           Benefits     Amortization
                                         claims losses  of deferred
                                Net          and         policy       Other
                  Premium   investment   settlement    acquisition  operating
                  revenue     income      expenses      costs       expenses
1997 Life and
  Annuities        7,643,650    3,589,596   4,431,474   3,174,750    3,786,511

1996 Life and
  Annuities        7,915,091    3,529,339   3,813,361   2,945,386    3,574,675

1995 Life and
  Annuities        8,158,938    3,027,985   4,048,125   2,733,919    3,043,657


See accompanying auditors' report

                                                                 Schedule IV

                    CONSOLIDARE ENTERPRISES, INC. AND SUBSIDIARIES

                                   Reinsurance

                      December 31, 1997, 1996 and 1995


                                            Assumed               Percentage of
                               Ceded to      from                   amount
                  Gross         other        other          Net    assumed to
                  amount      companies     companies      amount     net
December 31, 1997:
  Life insurance
    in
    force    1,026,038,000   337,901,000    532,772,000   1,220,909,000  4.4%

  Premiums:
    Life
     insurance   8,055,672       914,071        490,726       7,632,327  6.4%
    Accident
     & health
      insurance     11,323        --              --             11,323   --

  Total
   premiums      8,066,995       914,071        490,726       7,643,650  6.4%

December 31, 1996:
  Life insurance
    in force 1,165,948,000   386,084,000    537,743,000   1,317,607,000   41%

  Premiums:
    Life
     insurance   8,415,790     1,030,673        528,636       7,913,753  6.7%
       Accident
        & health
        insurance    1,274        --              --              1,274   --

  Total premiums 8,417,064    1,030,673         528,636       7,915,027  6.7%

December 31, 1995:
  Life insurance
    in force 1,298,205,000  448,382,000     507,552,000    1,357,357,000  37%

  Premiums:
    Life
     insurance  8,829,073    1,201,432          529,912        8,157,553   7%
    Accident
      & health
      insurance     1,385       --                --               1,385   --

  Total
   premiums     8,830,458    1,201,432          529,912         8,158,938   7%

See accompanying auditors' report

                  ADMINISTRATIVE SERVICES AGREEMENT


  THIS AGREEMENT (the "Agreement") is effective as of December 17, 1998 (the "Effective Date") and is made and entered into by and between SOUTHERN SECURITY LIFE INSURANCE COMPANY, a Florida domiciled life insurance company ("SSLIC"), and SECURITY NATIONAL FINANCIAL
CORPORATION, a Utah corporation ("SNFC").

                          WITNESSETH:

  WHEREAS, SNFC is a holding company that provides certain financial and administrative advice and other services to its subsidiary corporations, including life insurance companies;

  WHEREAS, SSLIC is a life insurance company engaged in the business of providing life, accident and health insurance;

  WHEREAS, SSLIC's computer and administrative systems are not Year 2000 compliant and would take major modifications to achieve compliance, do not calculate statutory, GAAP, or federal income tax reserves nor is the system integrated but instead relies on two fundamentally different programs;

  WHEREAS, SSLIC sees little likelihood of reducing its general and administrative expenses in the foreseeable future, given the nature of the system improvements that have to be made;

  WHEREAS, SSLIC expended $3,600,000 in general and administrative expenses in 1994, $3,286,000 in general and administrative expenses in 1995, $3,577,000 in general and administrative expenses in 1996, and $3,233,000 in general and administrative expenses in 1997;

  WHEREAS, SSLIC now desires to reduce its level of general and administrative expenses and to provide a greater level of certainty concerning the amount of general and administrative expenses in the future;

  WHEREAS, SNFC, based upon the representations of SSLIC as to the status of its administrative systems, duties of employees, and other representations, is willing to provide said general and administrative services on a fixed price basis;

  WHEREAS, the provision of such services contemplated by this agreement of necessity requires SNFC to make long-term commitments and plans such that it can provide such services; and

  WHEREAS, SSLIC desires to retain SNFC to provide general and administrative advice and other services in accordance with the terms and conditions hereinafter contained, and SNFC desires to provide such services in accordance with such terms and conditions;

  NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and undertakings hereinafter contained, the parties hereto agree as follows:

                             ARTICLE I

Term and Termination

  Section 1.1This Agreement shall commence on the Effective Date and shall remain in full force and effect for an initial term expiring on December 16, 2003, subject to extensions as provided below.

  Section 1.2.Unless either SSLIC or SNFC shall deliver written notice (a "Non-Extension Notice") to the other of its desire not to extend the term of this agreement, on or before September 30th of any year (the "Applicable Year") during the term of this agreement, commencing after December 31, 2000 the term of this Agreement shall be extended for an additional year as of December 31st of such Applicable Year. Following delivery of a Non-Extension Notice during any Applicable Year in accordance with this Section, the term of this Agreement shall expire on December 31st of the second year following such Applicable Year (but in no event shall the Agreement expire prior to December 16, 2003) and shall not be extended to a later date except upon the mutual agreement of the parties hereto.

  Section 1.3.Either party may elect to deliver a Non-Extension Notice in its sole discretion with or without cause.

  Section 1.4.In the event of any material breach of any duty or obligation under this Agreement by either party to this Agreement, the other party may, at its sole discretion, terminate this Agreement by written notice sent to the breaching party at least one hundred twenty
(120) days prior to the termination date stated in said notice; provided that the breaching party shall be entitled to remedy such breach within such one hundred twenty (120) day period, and in the event of such remedy, such termination shall be deemed not to have occurred pursuant to this Section 1.4.

  Section 1.5.In the event that any required license, permit, approval or authorization of SNFC to perform or act under this Agreement is suspended or revoked for any reason whatsoever by any governmental authority or instrumentality with jurisdiction over the transactions contemplated hereby and the Company, and, for any reason, SNFC fails to restore such authorization or to commence and diligently pursue corrective action to restore such authorization within one hundred twenty (120) days from the date of notification to SNFC of such suspension or revocation, this Agreement may be terminated.

  Section 1.6.This Agreement shall be automatically terminated without notice by SSLIC to SNFC in the event that SNFC files a petition in bankruptcy or becomes insolvent.

  Section 1.7.Notwithstanding any other provision of this Section 1.7, the parties hereto may terminate this Agreement at any time by mutual consent in writing signed by both parties.

  Section 1.8.Any termination of this Agreement shall not affect the rights and obligations of the parties hereto as to transactions or acts done or performed by either party prior to the effective date of termination.

                          ARTICLE II

Appointment, Authority and Duties of SNFC

  Section 2.1.SSLIC hereby engages SNFC to provide SSLIC with the administrative and financial services described herein. Without limiting the generality of the foregoing, SNFC shall, directly or indirectly, and at the reasonable request and direction of the Board of Directors of SSLIC, perform or render the following administrative and financial services relating to:

  A. Accounting Services. These services shall include policyholder billing, collection of policyholder premiums, payment of commissions, maintaining records of accounts receivable and accounts payable, payment of expenses, providing management reports to include budgeting and interim financial reports, payroll administration to the extent the Company has employees outside the scope of this Administrative Services Agreement, proper posting of financial transactions to the policyholder in force, among other items.

  B. Financial Reports and Statements. Preparation of financial reports and statements to include the preparation of generally accepted accounting principles reports for submission to shareholders, including reports on Form 10-K and Form 10-Q for submission to the Securities and Exchange Commission, the preparation of statutory reports including quarterly and annual reports for the submission to the State of Florida Insurance Department and other relevant jurisdictions, other management reports to be agreed upon, periodic reports to the Internal Revenue Service, including tax returns, the management and payment of an audit fee with an acceptable certified public accounting firm, management of insurance department examinations, and the payment of the fees therefore.

  C. Actuarial. SNFC shall make available all existing products of SNLIC or related subsidiaries, shall maintain reserves and reserve calculations for financial statement, including GAAP, statutory, and Federal Income Tax, and internal purposes, shall perform profitability analysis and shall be available for limited product development and/or product enhancement work.

  D. Policyholder Services. Policyholder services shall handle all policyholder correspondence, shall calculate cash surrender values, maintain lapses, cancellations, reinstatement, and shall provide claim services, including investigation and administration of claims and the payment thereof.

  E. Underwriting. To include the receipt of applications, analysis of said applications, and selection of risks to include the management of medical evaluation of such risks, requesting MIB reports, requesting and evaluating attending physician statements, medical examinations, and upon the acceptance of such risks the issuance of the policy.

  F. Data Processing. To allow SSLIC access to the data processing system of SNFC and to provide data processing services such that the services contemplated by this Agreement can be provided on a timely basis, including new policy issue, policyholder services, accounting, in-force maintenance, commissions and other functions.

  G. Legal. To include review of contracts, drafting or review of contracts for the purpose of agents or other purposes, and management of legal expenses incurred by SSLIC for litigation or otherwise.

  H. Building Management. Leasing services to include the drafting of leases to insure the prompt receipt of monies, to insure the building is properly maintained, and to develop the excess property of the Company.

  I. Marketing Advisory Services. To include agent licensing, calculation of commissions, payment of commissions, maintenance of the agency system, providing market analysis of various opportunities, and managing policy acquisition costs including commissions, advertising, marketing contests, sales conventions, and other items.

  J. Investment Services. To provide investment services including the recommendation of publicly traded investments, mortgage loan services including purchase of loans and investments in mortgage warehouse lines, investment accounting including preparation of Schedule D of the Statutory Annual Statement, and investment maintenance including calls and redemption of securities.

  Section 2.2.All services including underwriting, claims management and investment services provided to SSLIC hereunder are to be based upon the written criteria, standards and guidelines of SSLIC. In the absence of such written procedures, SNFC shall be entitled to rely upon its own best judgment in the respective matter. The standard shall be that of a prudent person managing his own affairs. SSLIC shall have the ultimate and final authority over all decisions and policies, including but not limited to, decisions and policies related to the acceptance, rejection or canceling of rights, the payment or nonpayment of claims and the purchase and sale of securities.

  Section 2.3.Notwithstanding any other provision of this Agreement, it is understood that the business and affairs of SSLIC shall be managed by its Board of Directors, and to the extent delegated by such Board, by its appropriately designated officers. The Board of Directors and officers of SNFC shall not have any management prerogatives with respect to the business affairs or operations of SSLIC.

  Section 2.4.All services provided by SNFC hereunder shall be performed in accordance with generally accepted professional standards, and, in this regard, SNFC shall (a) maintain a staff of competent and trained personnel, supplies and equipment for the purpose of performing its duties hereunder; (b) use reasonable efforts to service SSLIC diligently and faithfully, to promote and safeguard the best interests of SSLIC; and (c) perform all acts reasonably necessary to ensure the smooth and proper conduct of the subject business on behalf of SSLIC. SNFC may employ other persons or entities to furnish SNFC with statistical and other factual information, advice and assistance as SNFC may deem necessary or desirable for the proper and efficient conduct of its activities hereunder.

  Section 2.5.Standard of care and standard of performance of duties. Duties and obligations of SNFC shall be provided in a manner consistent with the nature, type, timeliness, and amount of service that was provided by SSLIC's own employees. Where services are to be provided by SNFC that had not previously been provided by SSLIC's employees, the standard for such services shall be that of a reasonable person managing his own affairs engaged in similar service.

  Section 2.6.It is contemplated that SNFC will hire certain current employees of SSLIC in order to accomplish the purpose of this Agreement. SSLIC agrees to cooperate in retaining such employees and in other ways to effectuate the purposes of this Agreement. SSLIC represents and agrees that all employees are "at will" employees not subject to any employment agreement or retirement plan.

  Section 2.7.Warranties and Limitation of Liability. It is understood and agreed that SNFC will be using certain commercially available products to include software and computer hardware among others. SNFC specifically makes no guarantees, warranties, or otherwise regarding such items and the only such warranty or guaranty is that provided by the manufacturer. Furthermore, it is specifically agreed that in undertaking this Agreement SNFC is relying upon SSLIC's representation as to its needs, requirements, and past capabilities. SNFC makes no warranty or guaranty and accepts no liability with regards to its services. SNFC makes no warranty or guaranty with regards to its investment advice. SSLIC agrees that sixty (60) days after the payment of any month's service fee that it is foreclosed from raising any complaint with regards to the closed period. The parties remedy, in the case of material complaints, shall be termination of this Agreement in accordance with the provisions of Article I. There shall be no liability or consequential or incidental damages.

                           ARTICLE III

Charges, Expenses and Compensation of SNFC

  Section 3.1.Except as otherwise provided in this Agreement, the Administrative Fee shall provide compensation for expenses incurred in the performance of SNFC's duties hereunder, including, without limitation, governmental fees, fees and expenses of independent auditors, legal fees in the ordinary course of business not to include extensive litigation, consulting fees in the ordinary course of business, custodian and transfer agent fees, brokerage fees and commissions, occupancy expenses (including a fair and reasonable charge for overhead) and other expenses, including expenses in connection with the execution of securities transactions on behalf of SSLIC. The parties comprehend that there may be expenses incurred by the Company outside the scope of this Administrative Services Agreement. Such expenses could include, for example, but not by way of limitation, extensive product development work by outside actuaries, litigation expense for outside counsel, and/or other extraordinary costs outside the scope of this Administrative Services Agreement. SNFC shall pre-approve and SSLIC shall pay such expenses promptly upon receipt of invoices therefore. SNFC may pay such pre-approved expenses, on the express understanding that SSLIC will promptly reimburse SNFC therefore upon receipt of reasonably acceptable proof of payment coupled with details of the nature of such payments.

  Section 3.2.SNFC shall furnish at SNFC's own expense, executive, supervisory and other personnel and services in connection with the services of SNFC as contemplated by this Agreement.

  Section 3.3.

  (a)In full consideration for the services tendered by SNFC hereunder, during each year of the term of this Agreement, SSLIC shall pay to SNFC an Administrative Services Fee (the "Administrative Services Fee") of $250,000 per month, provided, however, that the Administrative Services Fee shall be reduced to zero for so long as the capital and surplus of SSLIC is less than or equal to $6,000,000, unless SSLIC and SNFC otherwise agree in writing and such agreement is approved by the Florida Department of Insurance.

  (b)The Administrative Services Fee with respect to each calendar year shall be payable in twelve (12) monthly installments on the last day of each month such services were rendered.
  (c)The Administrative Services Fee may be increased, beginning on January 1, 2001, to reflect increases in the Consumer Price Index - U.S. City Average - All Urban Consumers (the "Index"), as published by the United States Bureau of Labor Statistics, over the Index amount as of January 1, 2000. On the first fee adjustment date, the then current Index shall be compared to the Index established as of January 2000.
On the second fee adjustment date, the Index on that date shall be compared to the Index established as of January 2001.

  Section 3.4.Following the end of each month, SNFC shall send SSLIC a statement showing all expenses and costs of SNFC to be reimbursed and paid by SSLIC hereunder. Within fifteen (15) days following receipt of such statement, SSLIC shall pay to SNFC by check or wire transfer all amounts shown to be due thereon.

  Section 3.5.All expenses that are shared by SSLIC and SNFC shall be allocated in a manner consistent with any requirements contained in the Florida Insurance Statutes, and any regulations promulgated thereunder, as amended from time to time, and the rules therefore set forth in The Accounting Practices and Procedures Manual for Life and Accident and Health Insurance Companies promulgated by the National Association of Insurance Commissioners.

                            ARTICLE IV

Representations and Warranties

  Section 4.1.SSLIC hereby represents and warrants to SNFC that it has full corporate power and authority to enter into this Agreement and that the officer executing this Agreement has full authority and right to do so on behalf of SSLIC.

  Section 4.2.SNFC hereby represents and warrants to SSLIC that it has full corporate power and authority to enter into this Agreement, and that the officer executing this Agreement has full authority and right to do so on behalf of SNFC.

                              ARTICLE V

Compliance with the SSLIC Policies

  SNFC covenants and agrees that the investment planning, investment advice and services that it furnishes SSLIC hereunder will be in accordance with the general investment policies of SSLIC set forth from time to time by its Board of Directors or any appropriate committee thereof, and in any memoranda or letter agreements to SNFC, in accordance with the criteria and limitations provided by Sections of the Florida Insurance Laws, as amended from time to time.

                              ARTICLE VI

Records

  Section 6.1.SNFC agrees that it will maintain all records, memoranda, instructions and authorizations relating to the services performed hereunder on behalf of SSLIC (the "Records"). The Records shall (a) be and remain the property of SSLIC, (b) be open at all times to inspection and audit by SSLIC or its authorized representatives, and
(c) shall be delivered to SSLIC upon written demand therefore provided that SNFC may retain a copy or duplicate of each Record, delivered to SSLIC pursuant to (d) and SSLIC will reimburse SNFC for all reasonable expenses incurred in delivering Records to SSLIC, including without limitation the cost to photocopy Records, copies of which are retained by SNFC, and delivery expenses.

  Section 6.2.SNFC shall, at the request of SSLIC, assist and provide operational support in connection with any audit of any records with respect to the services provided hereunder that is undertaken by SSLIC's auditors, its firm of CPA's, its actuaries or the insurance department of any state or any other governmental agency.

  Section 6.3.SNFC shall provide, upon SSLIC's reasonable request, any Records in its possession and control which are necessary to file any report required by any federal, state or local governmental agencies. If such Records are not timely provided, SNFC will pay any cost reasonably incurred by SSLIC in compiling the necessary information.

  Section 6.4.The terms and conditions of this Agreement and the Records in the possession and the control of SNFC are confidential and shall be treated as such by SNFC and its employees.

                              ARTICLE VII

Independent Contractors

  This Agreement is not a contract of employment and nothing herein contained shall be construed to created the relationship of employer and employee between SSLIC and SNFC. SNFC is an independent contractor and shall be free to exercise judgment and discretion with regard to its duties under this Agreement.

                               ARTICLE VIII

Notices

  Section 8.1.All notices, requests, demands and other communications under this Agreement or in connection therewith shall be given or made as follows:

If to SSLIC:

       Southern Security Life Insurance Company
       755 Rinehart Road
       Lake Mary, Florida 83746
       Facsimile:(407) 323-9701

       With copies to:

       Don B. Long, Jr., Esq.
       Johnston Barton Proctor & Powell LLP
       2900 Amsouth/Harvest Plaza
       1901 Sixth Avenue North
       Birmingham, Alabama 35203-2618
       Facsimile:(205) 458-9500

       and

       Randall A. Mackey, Esq.
       Mackey Price & Williams
       170 South Main Street, Suite 900
       Salt Lake City, Utah 84101
       Facsimile:(801) 575-5006

If to SNFC:

       Security National Financial Corporation
       5300 South 360 West, Suite 101
       Salt Lake City, Utah 84123
       Facsimile:(801) 265-9882

  with a copy to:

       Randall A. Mackey, Esq.
       Mackey Price & Williams
       170 South Main Street, Suite 900
       Salt Lake City, Utah 84101
       Facsimile:(801) 575-5006

  Section 8.2.Any notice or communication required or permitted to be given in terms of this Agreement shall be valid and effective only if in writing.

  Section 8.3.Either party may by written notice to the other sent by prepaid registered mail change its address to another physical address provided that change of address shall only become effective on the seventh (7th) day after dispatch of the notice.

  Section 8.4.Any notice or communication sent by prepaid United States mail pursuant to this Agreement shall be deemed to have been received within ten (10) days of the date of posting. Any notice or communication sent by facsimile transmission pursuant to this Agreement shall be deemed to have been received on the day that such notice was transmitted and confirmation of receipt of transmission was received.

                               ARTICLE IX

Mediation

  Section 9.1.In the event of any dispute or difference of opinion hereafter arising with respect to the rights and obligations or the parties under this Agreement (a "Dispute"), it is hereby mutually agreed that such Dispute shall be submitted to mediation and the parties hereto shall cooperate with any mediator appointed to seek a resolution of such Dispute.

  Section 9.2.

  (a)The mediation process shall begin upon written request (a
"Mediation Request") being made by one party (the "Requesting Party") upon the other (the "Responding Party") which request shall designate a mediator (the "First Mediator"), who shall be an individual experienced in the insurance business.

  (b)Within fifteen (15) days after receipt of a Mediation Request, the Responding Party shall either accept the First Mediator or by written notice to the Requesting Party designate an alternate mediator (the "Second Mediator"). The failure of the Responding Party to affirmatively accept the First Mediator or to designate the Second Mediator within such fifteen (15) days period shall be deemed to be an acceptance of the First Mediator.

  (c)Unless the Second Mediator shall be accepted in writing by the Requesting Party within fifteen (15) days of the designation thereof, if the Second Mediator shall have been designated by the Responding Party, the First Mediator and the Second Mediator shall designate a mediator who shall be an individual experienced in the insurance business (the "Third Mediator") (together with the First Mediator and the Second Mediator, individually a "Mediator" and, collectively, the "Mediators") and the Third Mediator shall be deemed accepted by both parties.

  (d) The parties hereto agree to
make reasonable efforts requested by the Mediator accepted or deemed accepted hereunder (the "Accepted Mediator") to resolve the applicable Dispute for a period of thirty (30) days following acceptance of the Accepted Mediator.

  Section 9.3.Each party shall bear one half of the expenses of the Mediators designated hereunder.

  Section 9.4.Any meetings relating to mediation shall take place at a time and location mutually agreed upon by the parties to this Agreement. If the parties to this Agreement fail to agree upon a time and location, such meetings shall take place in Salt Lake City, Utah, at a time and location designated by the Accepted Mediator.

                               ARTICLE X
Miscellaneous

  Section 10.1.This Agreement shall be governed by and interpreted according to the laws of the State of Utah and the parties agree to submit themselves to the jurisdiction of any competent Utah court, both state and federal.

  Section 10.2.This Agreement embodies the final, complete and entire agreement between the parties with respect to the Matters set forth herein. No other representations, understandings or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth or referred to herein.

  Section 10.3.Any alterations, modifications, amendments, variations or additions to this Agreement shall only be valid if in writing and executed with the same formalities as this instrument.

  Section 10.4.The failure of either party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement, or any part thereof, or the rights of either party to thereafter enforce each and every such provision.

  Section 10.5.This Agreement shall not be assigned, delegated, subdelegated, charged or otherwise disposed of by SSLIC without the prior express written consent of SNFC. Upon written notice to SSLIC, SNFC may assign, delegate, subdelegate, charge or otherwise transfer this Agreement and its obligations hereunder; provided that any such assignee, delegee, subdelegee, chargee or transferee agrees in writing to be bound hereunder.

  Section 10.6.This Agreement may be executed in two separate counterparts, each of which shall be deemed to be an original hereof, but all of which shall constitute one and the same instrument.

  IN WITNESS WHEREOF, SSLIC and SNFC have executed this Agreement as of the Effective Date.

       SOUTHERN SECURITY LIFE INSURANCE COMPANY



       By:________________________________
       Its:_____________________________

       SECURITY NATIONAL FINANCIAL CORPORATION



       By:________________________________
       Its:____________________________